Exhibit 10.1

EXECUTION COPY

SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of September 18, 2015

among

ALPHA NATURAL RESOURCES, INC.,
a Debtor and Debtor-in-Possession
under Chapter 11 of the Bankruptcy Code,
as Borrower,

THE SUBSIDIARIES OF ALPHA NATURAL
RESOURCES, INC. PARTY HERETO,
each a Debtor and Debtor-in-Possession under Chapter 11
of the Bankruptcy Code, as Guarantors,
THE LENDERS PARTY HERETO,

THE ISSUING BANKS PARTY HERETO,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and as Collateral Agent,
and

CITIGROUP GLOBAL MARKETS INC.,
as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

		Page
SECTION 1.01	Defined Terms	2
SECTION 1.02	Terms Generally	23
SECTION 1.03	Letter of Credit Amounts	24
ARTICLE II

THE LETTERS OF CREDIT

-i-

ARTICLE III

REPRESENTATIONS AND WARRANTIES
ARTICLE IV

CONDITIONS OF EFFECTIVENESS

		Page
SECTION 4.01	Conditions Precedent to Effectiveness	49
SECTION 4.02	Conditions to Letter of Credit Extensions or Renewals	51
ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS
ARTICLE VI

REAL PROPERTY LEASES
ARTICLE VII

EVENTS OF DEFAULT

Page
SECTION 7.01	Events of Default	54

-ii-

ARTICLE VIII

THE AGENTS
ARTICLE IX

GUARANTEE

-iii-

ARTICLE X

MISCELLANEOUS

INDEX OF EXHIBITS

Exhibit A	Administrative Questionnaire

Exhibit B	Form of Assignment and Acceptance

Exhibit C-1	[Reserved]

Exhibit D	[Reserved]

Exhibit E	Form of Security and Intercreditor Agreement

Exhibit F-1 – F-4	Forms of United States Tax Compliance Certificate

Exhibit G	[Reserved]

Exhibit H	Form of 13-Week Projection

Exhibit I	[Reserved]

-iv-

INDEX OF SCHEDULES
Schedule 1.01    Participation Obligations/Applicable Percentage
Schedule 2.01    Existing Letters of Credit
Schedule 3.04    Governmental Approvals

-v-

SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of September 18, 2015 (this “Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the SUBSIDIARY GUARANTORS party hereto from time to time, each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, the LENDERS party hereto from time to time, the ISSUING BANKS party hereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and CITIGROUP GLOBAL MARKETS INC., as sole lead arranger and sole book manager (in such capacity, the “Lead Arranger”).
W I T N E S S E T H :
WHEREAS, on August 3, 2015 (the “Petition Date”), the Borrower and each of the Subsidiary Guarantors (such term, and each other capitalized term used but not defined in these recitals or the preamble having the meaning set forth in Section 1.01) (collectively, and together with any other Affiliates that become debtors in the Cases, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (the case of the Borrower and the Subsidiary Guarantors, each a “Case” and collectively, the “Cases” [15-33896-KRH]) and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.
WHEREAS, the Borrower, the lenders party thereto (the “Existing Credit Agreement Lenders”), Citicorp North America, Inc., as administrative agent (the “Existing Credit Agreement Agent”), and collateral agent, Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner, and the other parties party thereto entered into, that certain Fifth Amended and Restated Credit Agreement, as amended and restated as of September 24, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and as in effect on the Petition Date, the “Existing Credit Agreement”);
WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Issuing Banks issued the Existing Letters of Credit, in each case, on the terms and subject to the conditions set forth in the Existing Credit Agreement; and
WHEREAS, the Borrower has requested the Issuing Banks, and the Issuing Banks have agreed on the terms and subject to the conditions set forth herein, to provide for the continuing effectiveness and automatic renewal of the Existing Letters of Credit, in part for the purposes of reducing the likelihood of drawing on such Letters of Credit during the pendency of the Cases.
NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings specified below:
“13-Week Projection” shall mean a projected statement of sources and uses of cash for the Borrower and its Subsidiaries on a weekly basis for the following 13 calendar weeks, including the anticipated uses of the First Out Facility and this Facility for each week during such period, in substantially the form of Exhibit H hereto. As used herein, “13-Week Projection” shall initially refer to the 13-Week Projection attached hereto as Exhibit H and, thereafter, the most recent 13-Week-Projection delivered by the Borrower in accordance with Section 5.04(l) of the First Out Facility.
“2015 Senior Convertible Notes” shall mean the Borrower’s 3.25% Senior Convertible Notes due 2015.
“2017 Senior Convertible Notes” shall mean the Borrower’s 3.75% Senior Convertible Notes due 2017 in an aggregate principal amount of $345 million issued on May 13, 2013.
“2018 Senior Notes” shall mean the Borrower’s 9.75% Senior Notes due 2018 in an aggregate principal amount of $500 million issued on October 11, 2012.
“2019 Senior Notes” shall mean the Borrower’s 6.0% Senior Notes due 2019 in an aggregate principal amount of $800 million issued on June 1, 2011.
“2020 Senior Convertible Notes” shall mean the Borrower’s 4.875% Senior Convertible Notes due 2020.
“2020 Second Lien Notes” shall mean (i) the Borrower’s 7.5% Senior Secured Second Lien Notes due 2021 in an aggregate principal amount of $500,000,000 issued on May 20, 2014 and (ii) the Borrower’s 7.5% Senior Secured Notes due in 2021 in an aggregate principal amount of $213,647,000 issued on March 23, 2015.
“2021 Senior Notes” shall mean the Borrower’s 6.25% Senior Notes due 2021 in an aggregate principal amount of $700 million issued on June 1, 2011.
“ABR L/C Borrowing” shall mean any L/C Borrowing that bears interests at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency L/C Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves applicable to such Eurocurrency L/C Borrowing, if any.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A to this Agreement.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agent Parties” shall have the meaning assigned to such term in Section 10.17(c).
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) Citibank, N.A.’s Base Rate, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate for a 30-day interest period as determined on such day, plus 1.0%; provided that the Alternate Base Rate shall be deemed to not be less than 2.00% per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.
“Applicable Margin” shall mean (a) with respect to each L/C Borrowing that bears interest based on the Adjusted LIBO Rate, 4.00% per annum and (b) with respect to each L/C Borrowing that bears interest based on the Alternate Base Rate, 3.00% per annum.
“Applicant Party” shall mean, with respect to any Existing Letter of Credit, the applicable Loan Party that requested issuance of such Letter of Credit.
“Applicable Percentage” shall mean, with respect to any Lender, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Participation Obligations at such time (or, if the Participation Obligations of each Lender shall have been terminated or expired, then the percentage of L/C Exposures represented by the aggregate Outstanding Amount of such Lender’s L/C Exposure). The initial Applicable Percentage of each

Lender is set forth on Schedule 1.01 hereto or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable.
“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b).
“Asset Disposition” shall mean any sale, transfer or other disposition by the Borrower or any of the Restricted Subsidiaries to any person other than the Borrower or any other Loan Party of any asset or group of related assets, including but not limited to Equity Interests of any Subsidiary and including any sale, transfer or other disposition of any Real Property, in one or a series of related transactions; provided that Asset Disposition shall not include any sale, transfer or other disposition of (x) inventory, surplus, obsolete or worn-out equipment, assets determined by management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower and its Restricted Subsidiaries, Permitted Investments, all in the ordinary course of business, or (y) unrestricted cash, cash equivalents or Permitted Investments of the Borrower or any of the Restricted Subsidiaries.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit B to this Agreement or such other form as shall be approved by the Administrative Agent.
“Avoidance Action” shall mean the Debtors’ claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement or otherwise.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia or any other court having jurisdiction over the Cases from time to time.
“Base Rate” shall mean the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25% to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits in the United States.
“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any authorized committee thereof, (ii) in the case of any limited liability company, the board of managers of such Person or any authorized committee thereof, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person or any authorized committee thereof and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning assigned to it in the recitals hereof.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency L/C Borrowing, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Case” or “Cases” shall have the meaning specified in the recitals hereof.
“Cash Collateralize” shall mean, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateral” and “Cash Collateralization” have a corresponding meanings).
“Casualty and Condemnation Award” shall mean casualty insurance settlements and condemnation awards resulting from any loss, damage, destruction or condemnation of any assets of the Borrower or any Restricted Subsidiary.
“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after Second Out Effective Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Second Out Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.09(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Second Out Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning assigned to such term in Section 10.09.
“Claiming Guarantor” shall have the meaning assigned to such term in Section 9.05(c).
“Coal” shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including without limitation, bituminous and sub-bituminous coal, and lignite.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all the “Collateral” as defined in any Security Document or in the Interim Order or the Final Order and all other assets that become subject to the Liens created by the Security Documents from time to time, the Interim Order or the Final Order, and shall also include the Mortgaged Properties; provided that Collateral shall not include Excluded Assets.
“Collateral Agent” shall have the meaning given such term in the introductory paragraph of this Agreement.
“Communications” shall have the meaning assigned to such term in Section 10.17(a).
“Consummation Date” shall mean the date of the substantial consummating (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling,” “Controlled” and “Controls” shall have meanings correlative thereto.
“Creditors’ Committee” shall have the meaning given to such term in the First Out Facility (as in effect from time to time).
“date hereof” shall mean the Second Out Effective Date.

“Debtors” shall have the meaning specified in the recitals hereof.
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
“Disqualified Institution” shall mean all institutions on the “disqualified institutions” list delivered by the Borrower to the First Out Agent prior to the Petition Date.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any claim, cause of action, investigation or notice by any Person, including any Governmental Authority having jurisdiction, alleging any potential or resulting in any liability or costs (including liabilities or costs relating to compliance costs, investigatory costs, cleanup or remediation costs, governmental or third party response costs, natural resource damages, property damage, personal injuries, or fines or penalties) based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, as applicable, or (B) any Environmental Law, Mining Law or Mining Permit, including the alleged or actual violation thereof.
“Environmental Law” shall mean collectively, all laws, including common law, that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, or of natural resources, including (i) to the extent so related, Mining Laws (other than the Mine Safety and Health Act (30 U.S.C. Section 801 et seq.)) and other laws relating to the production of Coal, minerals, oil, natural gas and other hydrocarbons and their constituents, and (ii) all Reclamation Laws, and (b) the generation, handling, treatment, storage, disposal or transportation, the regulation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Federal Land Policy and Management Act, 43 U.S.C. §§ 1701 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901 et seq. (“RCRA”), the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency

Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their state or local counterparts or equivalents.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt, “Equity Interests” shall not include notes convertible or exchangeable into Equity Interests until such conversion and/or exchange.
“Eurocurrency L/C Borrowing” shall mean a L/C Borrowing that bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excluded Assets” shall mean:
(i)    any assets to the extent that and for so long as the grant of a security interest therein would violate applicable law or any organizational documents or any contractual or lease provisions or give another party any rights of termination or acceleration or any rights to obtain a Lien to secure obligations owing to such party; provided that this clause (i) will not apply to restrictions overridden by the UCC anti-assignment provisions or by other applicable law or as a result of the cases or, to the extent this clause (i) was applicable because the grant of a security interest would violate applicable law, if there is a change of law that would result in a grant of a security interest no longer violating applicable law; provided, further, that upon the removal of all restrictions specified in this clause (i) or upon such change in law, as may be applicable, the exclusion set forth in this clause (i) shall no longer apply;
(ii)    any assets owned directly or indirectly by a Foreign Subsidiary; and
(iii)    in excess of 65% of the voting Equity Interests of any Foreign Subsidiary.
“Excluded Taxes” shall mean, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by a jurisdiction as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, its applicable lending office in, or doing business in such jurisdiction (other than a business arising or deemed to arise by reason of executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments, receiving or perfecting a security interest under, and/or enforcing any Loan Documents),  including, for the avoidance of doubt, any U.S. federal backup withholding tax under Section 3406 of the Code, (b) any branch profits tax under Section 884(a) of the Code, or any similar tax, that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender or Issuing Bank (except in the case of an assignee pursuant to a request by the Borrower under Section 2.13(b)), any U.S. federal withholding tax that is imposed pursuant to law in effect at the time such Lender or Issuing Bank becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender or Issuing Bank (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 2.11(a) or Section 2.11(c), (d) any withholding tax that is attributable to such recipient’s failure to comply with Section 2.11(e) and (e) any U.S. federal withholding tax imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the recitals hereof.
“Existing Credit Agreement Agent” has the meaning specified in the recitals hereof.
“Existing Credit Agreement Lenders” has the meaning specified in the recitals hereof.
“Existing Debt Documents” shall mean the Existing Credit Agreement, the Existing Senior Notes, the Massey Convertible Notes, the Existing Second Lien Indentures and the Existing Second Lien Debt, in each case outstanding on the Petition Date.
“Existing Letters of Credit” shall mean all letters of credit outstanding under the Existing Credit Agreement as of the Petition Date and set forth on Schedule 2.01 hereto, and including any renewals or replacements thereof permitted hereunder.
“Existing Second Lien Debt” means the 2020 Second Lien Notes outstanding on the Petition Date.
“Existing Second Lien Indentures” shall mean (i) that certain Indenture, dated as of May 20, 2014, by and among the Borrower, the subsidiaries of the Borrower party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the Existing Second Lien Notes Trustee”) and (ii) that certain Indenture, dated as of March 23, 2015, by and among the Borrower, the subsidiaries of the Borrower party thereto and the Existing Second Lien Notes Trustee, as trustee and series B collateral agent, pursuant to which indentures the Borrower issued the 2020 Second Lien Notes.
“Existing Second Lien Notes Trustee” shall have the meaning specified in the definition of Existing Second Lien Indentures.
“Existing Secured Debt” shall mean all (i) obligations owing with respect to the Existing Credit Agreement; (ii) the Existing Second Lien Debt and (iii) obligations owing in respect of the Massey Convertible Notes.
“Existing Senior Notes” shall mean the 2015 Senior Convertible Notes, the 2018 Senior Notes, the 2019 Senior Notes, the 2021 Senior Notes, the 2017 Senior Convertible Notes and the 2020 Senior Convertible Notes.
“Facility” shall mean the letter of credit financing facility provided pursuant to the terms of this Agreement.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Borrower for transactions less than $40 million and (ii) the Board of Directors of the Borrower (unless otherwise provided in this Agreement) for transactions valued at, or in excess of, $40 million.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent that it is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” shall mean that certain Fee Letter dated as of July 30, 2015 by and among the Borrower and Citigroup Global Markets Inc., as amended from time to time.
“Fees” shall mean the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.
“Fees Carve-Out” shall have the meaning given to such term in the First Out Facility (as in effect from time to time).

“Final Order” shall mean a final order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications that are satisfactory in form and substance to the Administrative Agent).
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“First Out Agent” shall mean the “Administrative Agent” as defined under the First Out Facility.
“First Out Facility” shall mean that certain Superpriority Secured Debtor-in-Possession Credit Agreement dated as of August 6, 2015 among, inter alios, the Borrower, the subsidiaries party thereto, the lenders party thereto from time to time, the issuing banks party thereto from time to time and the First Out Agent.
“First Out Secured Parties” shall mean “Secured Parties” as defined in the First Out Facility.
“Foreign Lender” shall mean any Lender or Issuing Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.
“Governmental Authority” shall mean the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gray Hawk” shall mean Gray Hawk Insurance Company, an insurance corporation under the insurance laws of the Kentucky Business Corporation Act.
“Guarantee” shall mean the Guarantee of each Guarantor set forth in Article IX of this Agreement.
“Guarantors” shall mean each of the Borrower and the Subsidiary Guarantors.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by debentures, promissory notes or similar instruments evidencing obligations for borrowed money, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities, but not any refinancings, extensions, renewals or replacements thereof, incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed or are limited in recourse, but limited to the Fair Market Value of such property, (e) all Guarantees by such person of Indebtedness of others, (f) all Capital Lease Obligations of such person, (g) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, and (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of standby letters of credit, but not trade letters of credit, but only to the extent such standby letters of credit have been drawn upon and not reimbursed thereafter within thirty (30) days. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. The amount of any such Indebtedness shall be the principal amount thereof and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Indebtedness shall not include (x) with respect to any equity-linked security, the equity credit reflected on the most recent balance sheet of the Borrower delivered pursuant to Section 5.04 (a), (b) or (c) of the First Out Facility, (y) obligations not incurred in connection with borrowed money, except to the extent expressly provided above, and without limitation shall not include (i) bid bonds, performance bonds, completion bonds, surety bonds, appeal bonds and other similar bonds, guarantees or obligations, (ii) purchase price adjustments, earn outs or similar obligations incurred in connection with the disposition of any assets, (iii) reimbursement obligations, (iv) indemnification obligations, (v) letters of credit, bank guarantees or similar instruments to secure any of the foregoing, to the extent such letters of credit, bank guarantees or similar instruments have not been drawn upon or, if drawn upon, have been reimbursed thereafter within thirty (30) days or (vi) obligations resulting from cash management services and (z) any liabilities of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary.
“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).
“Initial Lenders” shall mean the Lenders listed on the signature pages hereof as the Initial Lenders; provided that any such bank, financial institution or other institutional lender shall cease to be an Initial Lender on any date on which it ceases to have a Participation Obligation or an outstanding L/C Borrowing.
“Intellectual Property” shall have the meaning assigned to such term in the Security and Intercreditor Agreement.
“Intellectual Property Security Agreement” shall have the meaning assigned to such term in the Security and Intercreditor Agreement.
“Interest Election Request” shall mean a request by the Borrower to convert or continue an L/C Borrowing in accordance with Section 2.03.

“Interest Payment Date” shall mean (a) with respect to any Eurocurrency L/C Borrowing, the last day of the Interest Period applicable to such Eurocurrency L/C Borrowing and, in the case of a Eurocurrency L/C Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Eurocurrency L/C Borrowing; and (b) with respect to any ABR L/C Borrowing, the last day of each calendar quarter.
“Interest Period” shall mean, as to any Eurocurrency L/C Borrowing, the period commencing on the date of such Eurocurrency L/C Borrowing or on the last day of the immediately preceding Interest Period applicable to such Eurocurrency L/C Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Eurocurrency L/C Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency L/C Borrowing is converted to an ABR L/C Borrowing in accordance with Section 2.03 or repaid or prepaid in accordance with Section 2.04  or 2.05; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interim Order” shall mean that certain Interim Order (I) Authorizing Debtors (A) to obtain Post-Petition Financing Pursuant to 11 U.S.C. § 105, 361, 362, 363(b), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) to Utilize Cash Collateral Pursuant to 11 U.S.C. §363, (II) Granting Adequate Perfection Pursuant to 11 U.S.C. § 361, 362, 363, 364 and 507(b) and (III) Scheduling Final Hearing pursuant to Bankruptcy Rules 4001(b) and (c). [Docket No. 82.]

“Interim Order Entry Date” shall mean August 4, 2015.
“Interpolated Screen Rate” shall mean, in relation to Eurocurrency L/C Borrowing, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the LIBOR01 page of ICE Benchmark Administration Limited (or on any successor or substitute page of such Service service) for the longest period (for which that rate is available) which is less than the Interest Period; and (b) the rate appearing on the LIBOR01 page of ICE Benchmark Administration Limited (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Issuing Bank” shall mean each of Citicorp North America, Inc. and PNC Bank National Association (or their respective affiliates), each in its capacity as an issuer of the Existing Letters of Credit and any successor thereto.

“Issuing Bank Documents” shall mean with respect to any Letter of Credit, any application or other agreement submitted by the Applicant Party to an Issuing Bank, or entered into by the Applicant Party with an Issuing Bank and the Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to any such Letter of Credit.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.06(b).
“L/C Borrowing” shall mean a borrowing made by the Borrower from the Lenders pursuant to Section 2.01(f) and Section 2.02. L/C Borrowings may be Eurocurrency L/C Borrowings or ABR L/C Borrowings as contemplated by Section 2.03.
“L/C Borrowing Deadline” shall have the meaning assigned to such term in Section 2.01(f).
“L/C Disbursements” shall mean a payment or disbursement made by any Issuing Bank with respect to any Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit upon or following the reinstatement of such Letter of Credit.
“L/C Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, (ii) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time and (iii) the aggregate principal amount of all outstanding L/C Borrowings at such time. The L/C Exposure of any Lender at any time shall mean such Lender’s Applicable Percentage (including via an L/C Borrowing) of the aggregate L/C Exposure at such time.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.06(b).
“Lead Arranger” shall have the meaning assigned to such term in the recitals hereof.
“Lender” has the meaning specified in the recitals hereof.
“Lender Default” shall mean (i) the failure or refusal (which has not been retracted) for three (3) or more Business Days of a Lender to extend its portion of any L/C Borrowing, or to fund its portion of any unreimbursed payment under Section 2.01(e) (each a “funding obligation”), unless, in either case, such Lender notifies the Administrative Agent and the Borrower in writing that such failure or refusal is the result of such Lender’s good faith determination that one or more conditions precedent to such funding obligation (each of which conditions shall be specifically identified in such writing) has not been satisfied, (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent or stated publicly that it does not intend to comply with its obligations under Section 2.01 or 2.02, (iii) such Lender has, for ten (10) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent (which Administrative Agent shall make if requested to do so by an Issuing Bank), that it will comply with its funding obligations hereunder (subject, in the case of clauses (i) through (iii) preceding, to such Lender’s rights in the case of a bona-fide dispute) or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender. Any determination that a Lender Default is in effect under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such person, as insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company; provided that a Lender Insolvency Event shall not have occurred solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender.
“Letter of Credit” shall mean the Existing Letters of Credit, including as amended, renewed, extended or replaced hereunder.
“Letter of Credit Expiration Date” means the date that is five (5) Business Days prior to the Maturity Date described in clause (a) of the definition thereof.
“LIBO Rate” shall mean, with respect to any Eurocurrency L/C Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, two Business Days before the commencement of such Interest Period by reference to the London Interbank Offered Rate as published by ICE Benchmark Administration Limited or any successor rates thereto if the ICE Benchmark Administration Limited is no longer making such rates available for deposits in the currency of such Eurocurrency L/C Borrowing (as reflected on the applicable Reuters screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Screen Rate, two Business Days before the commencement of such Interest Period. Notwithstanding the foregoing, for purposes of this Agreement, LIBO Rate shall never be an amount less than zero (0).
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Fee Letter and each Issuing Bank Document.
“Loan Parties” shall mean the Borrower and each Subsidiary Guarantor.
“Local Time” shall mean New York City time.
“Massey” shall mean Massey Energy Company, a Delaware corporation (n/k/a Alpha Appalachia Holdings).
“Massey 2.25% Convertible Notes” shall mean the 2.25% Convertible Senior Notes due 2024 issued by Massey prior to the Petition Date.
“Massey 3.25% Convertible Notes” shall mean the 3.25% Convertible Senior Notes due 2015 issued by Massey prior to the Petition Date.
“Massey Convertible Notes” shall mean the Massey 2.25% Convertible Notes and the Massey 3.25% Convertible Notes.
“Massey Convertible Notes Indenture” shall mean the indenture governing the Massey Convertible Notes.
“Material Adverse Effect” shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have (a) a materially adverse effect on the business, operations, properties, assets or financial condition, contingent liabilities or material agreements of the Borrower and the Subsidiaries, taken as a whole, other than as customarily occurs as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases, (b) the material adverse change in the ability of the Borrower or the Subsidiaries perform their respective material obligations under the Loan Documents, or (c) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any Issuing Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.
“Maturity Date” means the earliest of (a) February 6, 2017, (b) the date on which the Obligations have been accelerated in accordance with Section 7.01, (c) 45 days after the entry of the Interim Order if the Final Order has not been entered prior to the expiration of such 45-day period (provided, that the time period set forth in this clause (c) may be extended with the consent of the Required Lenders), (d) the sale of all or substantially all of the assets of the Borrower (or the Borrower and the Loan Parties) pursuant to Section 363 of the Bankruptcy Code, and (e) the Consummation Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.
“Mine” means any excavation or opening into the earth now and hereafter made from which Coal or other minerals are or can be extracted on or from any of the Real Properties in which any Loan Party holds an ownership, leasehold or other interest.
“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, guidance, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining operations and activities, or oil, natural gas, minerals, and other hydrocarbons and their constituents production operations and activities. Mining Laws shall include but not be limited to, the Mineral Lands Leasing Act of 1920, the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations relating to Coal mining, the Federal Coal Mine Health and Safety Act, the Black Lung Act and the Coal Act, the Mine Safety and Health Act and the Occupational Safety and Health Act, each as amended, and their state and local counterparts or equivalents.
“Mining Permits” means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Mining Law or otherwise necessary to: (i) recover Coal from any Mine being operated by the Borrower or any Restricted Subsidiary; or (ii) produce minerals, oil, natural gas and other hydrocarbons and their constituents from any well operated by the Borrower or any Restricted Subsidiary.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Properties” shall mean all Real Property as and when subject to a Mortgage.
“Mortgages” shall mean each of the fee and leasehold mortgages, deeds of trust, assignments of leases and rents and other security documents delivered on or after the Petition Date with respect to Real Property to be encumbered pursuant to Section 5.10 of the First Out Facility, as each may be amended, supplemented or otherwise modified from time to time.
“Net Cash Proceeds” shall mean:
(a)    100% of the cash proceeds of any Asset Disposition or Casualty and Condemnation Award actually received by the Borrower (whether in a single or a series of related transactions), or any of its Restricted Subsidiaries from any Asset Disposition or Casualty and Condemnation Award after the Petition Date including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise (other than those pursuant to Section 6.05(a), (b), (c), (d), (e), (f), (i) or (m) of the First Out Facility), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith; and (ii) Taxes paid or payable as a result thereof; and
(b)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.02 of the First Out Facility net of all taxes and fees (including investment banking fees), commission, costs and other expenses, in each case incurred in connection with such issuance or sale.
For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Affiliate thereof shall be disregarded.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.13(c).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Obligations” shall mean all amounts owing to any of the Agents or any Lender or Issuing Bank pursuant to the terms of this Agreement or any other Loan Document (including interest accruing or monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, and including any reimbursement or Participation Obligations).
“Orders” shall mean, collectively, the Interim Order, the Final Order and, to the extent applicable, other orders of the Bankruptcy Court.
“Other Taxes” shall mean all present or future stamp, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents.
“Outstanding Amount” shall mean with respect to any L/C Exposures on any date, the amount of such L/C Exposures on such date after giving effect to any changes in the aggregate amount of the L/C Exposures as of such date.
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning assigned to such term in Section 10.04(c).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(c).

“Participation Obligation” shall mean, as to each Lender, its absolute and unconditional obligation to extend L/C Borrowings in accordance with its Applicable Percentage to fund its participation interests in outstanding Letters of Credit in respect of amounts drawn thereunder, if any, up to an aggregate principal amount not to exceed the amount set forth under the caption “Participation Obligation” opposite such Lender’s name on Schedule 1.01 hereto.  The aggregate amount of the Participation Obligations as of the Second Out Effective Date is $191,167,791.
“Payment in Full of First Out Obligations” shall have the meaning assigned to such term in the Security and Intercreditor Agreement (as in effect from time to time).
“Perfection Certificate” shall mean a perfection certificate in the form approved by the Collateral Agent.
“Permitted Investments” shall mean:
(a)    United States dollars or any other currencies held from time to time in the ordinary course of business;
(b)    securities issued by the United States government or any agency or instrumentality of the United States government having maturities of not more than two years from the date of acquisition;
(c)    certificates of deposit, time deposits, money market deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities of two years or less and overnight bank deposits, in each case with any lender party to the Existing Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million;
(d)    repurchase obligations for underlying securities of the types described in clauses (b), (c) and (f) entered into with any financial institution meeting the qualifications specified in clause (c) above;
(e)    commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and, in each case, maturing within two years after the date of acquisition;
(f)    securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof, and rated at least Baa3 by Moody’s or BBB- by S&P and, in each case, maturing within two years after the date of acquisition;
(g)    mutual funds whose investment guidelines restrict 90% of such funds’ investments to those satisfying the provisions of clauses (a) through (f) above;
(h)    money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500 million;

(i)    time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of ½ of 1% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and
(j)    Indebtedness or preferred stock issued by Persons rated at least A-2 by Moody’s or A by S&P.
“person” or “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Petition Date” shall have the meaning specified in the recitals hereof.
“Platform” shall have the meaning assigned to such term in Section 10.17(b).
“Professional Fees” shall have the meaning given to such term in the First Out Facility (as in effect from time to time).
“Professional Persons” shall have the meaning given to such term in the First Out Facility (as in effect from time to time).
“Real Property” shall mean, collectively, all right, title and interest of the Borrower or any Restricted Subsidiary (including, without limitation, any leasehold, mineral estate, or Coal, oil, natural gas or other hydrocarbon and their constituents leasehold) in and to any and all parcels of real property owned or operated by the Borrower or any Restricted Subsidiary, whether by lease, license or other use agreement, together with, in each case, all Improvements and appurtenant fixtures (including, without limitation, all preparation plants or other Coal processing facilities and loadout and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof.
“Real Property Lease” shall mean any lease, license, letting, concession, occupancy agreement, sublease, farm-in, farm-out, joint operating agreement, easement or right of way to which such Person is a party and is granted a possessory interest in or a right to use or occupy all or any portion of the Real Property (including, without limitation, the right to extract Coal, minerals oil, natural gas and other hydrocarbons and their constituents from any portion of Real Property not owned in fee by such Person) and every amendment or modification thereof, including with respect to the Loan Parties, without limitation, the leases with respect to Real Property and any contractual obligation with respect to any of the foregoing.
“Reclamation Laws” shall mean all laws relating to mining reclamation or reclamation liabilities including the Surface Mining Control and Reclamation Act of 1977, as amended, and its state and local counterparts or equivalents, including those applicable in Illinois, Kentucky, Pennsylvania, Utah, West Virginia and Wyoming state laws.
“Register” shall have the meaning assigned to such term in Section 10.04(iv).

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees and agents of such person and such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.
“Reorganization Plan” shall mean a plan of reorganization in any or all of the Cases of the Debtors.
“Required Initial Lenders” shall mean the Initial Lenders that would otherwise constitute the Required Lenders had the Second Out Effective Date occurred at such time.
“Required Lenders” shall mean, at any time, Lenders having more than 50% of the Total Outstandings. Any Defaulting Lender shall be disregarded in determining Required Lenders.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Subsidiary” shall mean any Subsidiary.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Out Effective Date” shall mean the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 or Section 10.08 (as applicable).
“Secured Obligations” shall mean the “Obligations” as defined in the Security and Intercreditor Agreement.
“Secured Parties” shall mean the “Secured Parties” as defined in the Security and Intercreditor Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security and Intercreditor Agreement” shall mean that certain Debtor-in-Possession Pledge and Security and Intercreditor Agreement dated as August 6, 2015 among, inter alios, the Loan Parties and Citibank, N.A. (in its capacities specified therein).
“Security Documents” shall mean the Security and Intercreditor Agreement, the Mortgages (if any), the Orders and each of the other instruments and documents executed and delivered pursuant to any of the foregoing, pursuant to Section 5.10 of the First Out Facility or which otherwise pledge, grant or purport to pledge or grant a security interest or lien on any property as Collateral for the Secured Obligations. The Security Documents shall supplement, and shall not limit, the grant of Collateral pursuant to the Orders.
“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which L/C Borrowings in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to L/C Borrowings in such currency are determined.
“Subject Defaults” shall have the meaning assigned to such term in Section 7.01(k).
“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent or one or more subsidiaries of the parent, or (b) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent’s or subsidiary’s SEC filings. Unless the context otherwise requires, Subsidiary shall mean a Subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean any Wholly Owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that is party hereto as a “Subsidiary Guarantor” as of the Second Out Effective Date and each other Wholly Owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that executes a joinder to this Agreement to become a “Subsidiary Guarantor” hereunder and a joinder to the Security and Intercreditor Agreement to become a “Grantor” thereunder. For the avoidance of doubt, Gray Hawk shall not be a Subsidiary Guarantor hereunder, but only for so long as Gray Hawk does not engage in any material business or operations, other than the business conducted by it on the Petition Date, and does not serve as a “Subsidiary Guarantor” under the First Out Facility.
“Superpriority Claim” shall mean a claim against any Debtor in any of the Cases which is an administrative expenses claim having priority over any or all administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries shall be a Swap Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, assessments, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest, additions to tax and penalties related thereto.
“Total Outstandings” shall mean the aggregate Outstanding Amount of all L/C Exposures.
“Transactions” shall mean the execution and delivery of this Agreement and the transactions contemplated thereby and the payment of fees and expenses related thereto.
“Type” when used in respect of any L/C Borrowing, shall refer to the Rate by reference to which interest on such L/C Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.
“UCC” shall mean (i) the Uniform Commercial Code as in effect in the applicable state of jurisdiction and (ii) certificate of title or other similar statutes relating to “rolling stock” or barges as in effect in the applicable jurisdiction.
“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(e).
“U.S. Lender” shall mean any Lender or Issuing Bank that is a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Patriot Act” has the meaning assigned to such term in Section 3.08(a) of the First Out Facility.
“Wholly Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary that is a Wholly Owned Subsidiary and whose shares are not held, directly or indirectly, by any Foreign Subsidiary.
“Wholly Owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.
SECTION 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “assets” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Out Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.03    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the maximum amount available to be drawn of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any related document, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II

THE LETTERS OF CREDIT
SECTION 2.01    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein (including, for the avoidance of doubt, Section 2.01(c)) and in the Orders, each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.01, (i) prior to the Letter of Credit Expiration Date, and in each case with respect to any extension, renewal, or replacement that would expire later than the Letter of Credit Expiration Date so long as any required Cash Collateral pursuant to Section 2.01(c) has been provided in accordance with Section 2.01(c), (A) with respect to each Existing Letter of Credit that provides for the automatic extension of the expiry of such Existing Letter of Credit, (I) the applicable Issuing Bank of such Existing Letter of Credit shall (x) not deliver a notice of non-renewal or take any actions to prevent the automatic extension of the expiry of such Existing Letter of Credit, (y) take all actions, if any, necessary pursuant to the terms of the Existing Letter of Credit and requested by the Borrower to allow for the automatic extension of the expiry of such Existing Letter of Credit and (z) allow the expiry of such Existing Letter of Credit to automatically extend for additional periods in accordance with its terms or (II) if requested by the Borrower in accordance with the terms hereof, the applicable Issuing Bank of such Existing Letter of Credit shall renew or replace such Existing Letter of Credit as contemplated by the following clause (B), and (B) with respect to each Existing Letter of Credit that does not provide for the automatic extension of the expiry of such Existing Letter of Credit and is scheduled to expire prior to the Letter of Credit Expiration Date (or with respect to any other Existing Letter of Credit described in clause (A)), the applicable Issuing Bank of such Existing Letter of Credit shall, if requested by the Borrower in accordance with the terms hereof, renew such Existing Letter of Credit prior to the expiry thereof by amending it to extend the expiry thereof or, simultaneously with the expiration thereof, replacing it with a new letter of credit on the same terms (other than expiry; provided that such replacement Letter of Credit may, if requested by the Borrower, have a lesser undrawn face amount that the replaced Letter of Credit and provided further that, as to any expiry that would occur after the Letter of Credit Expiration Date, such Letter of Credit is Cash Collateralized in the manner described above in this clause (i)) as such Existing Letter of Credit; provided that for purposes hereof any such replacement shall be treated as if it were a renewal, and (ii) to honor conforming drawings under the Existing Letters of Credit. For the avoidance of doubt, following the Letter of Credit Expiration Date, the Issuing Banks shall not be authorized to extend (or to permit the extension of), renew or replace any Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Applicant Party to or entered into by the Applicant Party with an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding any provision hereof, no Letter of Credit shall be amended, extended, renewed or replaced if, as a result thereof, (i) the L/C Exposure would exceed the aggregate amount of the Participation Obligations or (ii) any Lender’s Applicable Percentage of outstanding amount of all L/C Exposures would exceed such Lender’s Participation Obligations.  Other than with respect to the Existing Letters of Credit, no additional letters of credit may be issued hereunder. Any Existing Letter of Credit that expires or that is drawn upon (whether or not reimbursed) shall not be reissued.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Second Out Effective Date, shall be subject to and governed by the terms and conditions hereof.
(b)    Notice of Renewal or Extension; Certain Conditions. To request the renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit, the Applicant Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (ten (10) days (unless the applicable Issuing Bank agrees to a shorter period) in advance of the requested date of renewal or extension) a notice of renewal or extension identifying the Letter of Credit to be renewed or extended, and specifying the date of renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to renew or extend such Letter of Credit. A Letter of Credit shall be renewed or extended only if (and upon renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such renewal or extension, the L/C Exposure shall not exceed the Participation Obligations.

(c)    Expiration Date. Each Letter of Credit amended, extended or renewed hereunder (and any replacement Letter of Credit issued hereunder) shall expire at or prior to the close of business on the earlier of (i) the date one year after the expiry date of the Letter of Credit with respect to which such amendment, renewal, extension or replacement is issued and (ii) the Letter of Credit Expiration Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall not extend beyond the Letter of Credit Expiration Date except to the extent permitted by the following sentence).  Notwithstanding the foregoing, the expiration date of any Letter of Credit (via extension, renewal or replacement thereof) may be a date later than the Letter of Credit Expiration Date (but in no event later than the date that is one year following the Letter of Credit Expiration Date) so long as, at the time of effectiveness of such extension, renewal or replacement (which time of effectiveness, in the case of any Letter of Credit that is proposed to be renewed or extended pursuant to a provision therein providing for the automatic renewal thereof, shall be deemed to be the Business Day preceding the latest date on which a notice of non-renewal must be delivered by the applicable Issuing Bank to the beneficiary thereof), the Borrower shall have Cash Collateralized (in an amount representing 100% of such L/C Exposure) such Letter of Credit in accordance with Section 2.01(l). The Administrative Agent and each Issuing Bank agree that, at the request of the Borrower and so long as no Event of Default shall have occurred and be continuing, any Cash Collateral provided by the Borrower with respect to any Letter of Credit as a result of the operation of this Section 2.01(c) shall be returned to the Borrower if such Letter of Credit is (x) amended in a manner so as to the cause the expiration date thereof to be on or prior to the Letter of Credit Expiration Date or (y) replaced with a Letter of Credit having an expiration date that is prior to the Letter of Credit Expiration Date, in each case in accordance with the terms of this Agreement.
(d)    Participations. Automatically upon the Second Out Effective Date, each Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from each Issuing Bank, a participation in each Letter of Credit issued by such Issuing Bank, in an amount equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. To the extent a Lender had any such participation in any such Letter of Credit pursuant to the Existing Credit Agreement, such participations are hereby ratified in all respects, provided that all such participations under the Existing Credit Agreement shall be automatically terminated upon the Second Out Effective Date to the extent such participations have been continued or granted hereunder. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally affirms and renews (but pursuant to the terms of this Agreement and not the Existing Credit Agreement) its agreement to pay to the Administrative Agent in Dollars, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each L/C Disbursement made by such Issuing Bank in Dollars not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section (including as a result of the operation of the proviso at the end of Section 2.01(e)), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any renewal or extension of any Letter of Credit (to the extent permitted hereunder) or the occurrence and continuance of a Default or reduction or terminations of the Participation Obligations, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The aggregate amount of participations in Letters of Credit held by Lenders shall be shared ratably by all Lenders in proportion to their respective Participation Obligations.
(e)    Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower and the Applicant Party (if other than the Borrower) shall be jointly and severally liable for reimbursing such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement in Dollars, not later than 5:00 p.m., Local Time, on the Business Day immediately following the date the Borrower receives notice under paragraph (f) of this Section of such L/C Disbursement; provided, however, that no such reimbursement payment shall be made by the Borrower or the Applicant Party (if other than the Borrower) prior to the Payment in Full of First Out Obligations (and for the avoidance of doubt, such unreimbursed amount shall be replaced with an L/C Borrowing hereunder in accordance with Sections 2.01(f) and 2.02).
(f)    L/C Borrowings. If, in the case of any L/C Disbursement, the Borrower or the Applicant Party (if other than the Borrower) fails to reimburse any such L/C Disbursement (including as a result of the operation of the proviso contained at the end of Section 2.01(e)), then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Lender of the applicable L/C Disbursement, the payment then due from the Borrower or the Applicant Party (if other than the Borrower) and, in the case of a Lender, such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice (but not later than 12:00 noon on the Business Day following receipt of such notice (the “L/C Borrowing Deadline”)), each applicable Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to the L/C Borrowing extended by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in Dollars the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph on account of their Participation Obligations, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph on account of its Participation Obligations with respect to any L/C Disbursement shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement following the Payment in Full of First Out Obligations.
(g)    [Reserved].
(h)    Obligations Absolute. The joint and several obligation of the Borrower and the Applicant Party (if other than the Borrower) to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any

Letter of Credit or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s or any Applicant Party’s obligations hereunder; provided, that, in each case, payment by the Issuing Bank shall not have constituted gross negligence or willful misconduct. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived to the extent permitted by applicable law) suffered by the Borrower or the Applicant Party that are determined by a court having jurisdiction to have been caused by (i) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank’s refusal to extend or renew a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(i)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent, the Borrower and the Applicant Party (if other than the Borrower) by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and, if applicable, the Lenders with respect to any such L/C Disbursement.
(j)    Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower or the Applicant Party shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made (and until reimbursed pursuant to an L/C Borrowing pursuant to Section 2.01(f)), the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower or the Applicant Party reimburses such L/C Disbursement or until reimbursed pursuant to an L/C Borrowing pursuant to Section 2.01(f), at the rate per annum then applicable to ABR L/C Borrowing; provided that, if such L/C Disbursement is not reimbursed by the Borrower or the Applicant Party when due pursuant to paragraph (e) of this Section (other than as a result of the proviso contained at the end of Section 2.01(e)), then Section 2.07(c) shall apply; provided, further, that any L/C Disbursement that is reimbursed after the date such L/C Disbursement is required to be reimbursed under paragraph (e) of this Section, (A) shall be payable in Dollars and (B) shall bear interest at the rate per annum then applicable to ABR L/C Borrowing. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank.
(k)    Replacement or Resignation of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. An Issuing Bank may resign as Issuing Bank hereunder at any time following to the Maturity Date upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and the Borrower. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or retiring Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement or resignation, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or retired Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement.
(l)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the third Business Day following the date on which the Borrower receives notice of such Event of Default from the Administrative Agent (or, if the maturity of the L/C Borrowings has been accelerated, Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall Cash Collateralize all applicable L/C Exposures of the type described in clause (i) or (ii) of the definition thereof as of such date plus any accrued and unpaid interest thereon (in an amount equal to 100% of such L/C Exposures and interest); provided that no such Cash Collateralization solely as a result of such Event of Default or acceleration shall be required prior to the Payment in Full of First Out Obligations. Each such deposit of Cash Collateral during the continuance of an Event of Default or pursuant to Section 2.01(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the L/C Borrowings have been accelerated (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder solely as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(m)    [reserved.]
(n)    Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.01(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to renew or extend any Letter of Credit, the date of such renewal or extension, and the aggregate face amount of the Letters of Credit to be renewed or extended by it and outstanding after giving effect to such renewal or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to renew or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such renewal or extension could not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.
SECTION 2.02    Funding of L/C Borrowings.
(a)    Each Lender shall make each L/C Borrowing to be extended by it hereunder prior to the L/C Borrowing Deadline by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such L/C Borrowing available to the Borrower by promptly crediting the amounts so received, in like funds to the applicable Issuing Bank as contemplated by Section 2.01(f).  Upon the extension of any L/C Borrowing by a Lender, such Lender’s Participation Obligations shall be automatically reduced in an equal amount.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any L/C Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such L/C Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Issuing Bank a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable L/C Borrowing available to the Administrative Agent, then the applicable Lender (and, following the Payment in Full of First Out Obligations, the Borrower) severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available, and each of the Borrower (if applicable) and the applicable Lender agrees to pay to the applicable Issuing Bank to, but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR L/C Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s L/C Borrowings included in such.
SECTION 2.03    Interest Elections.
(a)    All L/C Borrowings shall initially be ABR L/C Borrowings. Thereafter, the Borrower may elect to convert L/C Borrowings to a different Type, or to continue L/C Borrowings and, in the case of a Eurocurrency L/C Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected L/C Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding such L/C Borrowing and each such L/C Borrowing shall be considered a separate L/C Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a Eurocurrency L/C Borrowing, not later than 12:00 p.m., Local Time, three (3) Business Days before the date of the proposed effectiveness of such Eurocurrency L/C Borrowing or (b) in the case of an ABR L/C Borrowing, not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed effectiveness of such ABR L/C Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information:
(i)    the L/C Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting L/C Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting L/C Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting L/C Borrowing is to be an ABR L/C Borrowing or a Eurocurrency L/C Borrowing; and
(iv)    if the resulting L/C Borrowing is a Eurocurrency L/C Borrowing, the Interest Period to be applicable thereto after giving effect to such election.
If any such Interest Election Request requests a Eurocurrency L/C Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting L/C Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency L/C Borrowing prior to the end of the Interest Period applicable thereto, then, unless such L/C Borrowing is repaid as provided herein, at the end of such Interest Period such L/C Borrowing shall be converted to an ABR L/C Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding L/C Borrowing may be converted to or continued as a Eurocurrency L/C Borrowing and (ii) unless repaid, each Eurocurrency L/C Borrowing shall be converted to an ABR L/C Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.04    Repayment of L/C Borrowings.
(a)    The Borrower hereby unconditionally promises (i) to pay on the Maturity Date (A) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each L/C Borrowing, together with accrued interest thereon, and (B) to the Administrative Agent, all other obligations outstanding hereunder other than contingent obligations, indemnitees or expenses related thereto not then payable or in existence, and (ii) to Cash Collateralize all outstanding Letters of Credit in accordance with Section 2.01(l).
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each L/C Borrowing extended by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each L/C Borrowing made hereunder and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by such Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the L/C Borrowings in accordance with the terms of this Agreement.
SECTION 2.05    Optional and Mandatory Prepayment of L/C Borrowings.
(a)    Subject to the Security and Intercreditor Agreement, the Borrower shall have the right at any time and from time to time to prepay any L/C Borrowing in whole or in part, without premium or penalty (but subject to Section 2.10) in an aggregate principal amount of $1,000,000 or a whole or multiple of $500,000 in excess thereof, or, if less, the amount outstanding; provided, that it is understood and agreed that, prior to the Payment in Full of First Out Obligations, such payments shall be permitted to be made only to the extent constituting Permitted Second Out Payments (as defined in the Security and Intercreditor Agreement). Prior to any repayment of any L/C Borrowing hereunder, the Borrower shall select the L/C Borrowing or L/C Borrowings hereunder to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR L/C Borrowing, one (1) Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency L/C Borrowing, three (3) Business Days before the scheduled date of such repayment. Each repayment of a L/C Borrowing shall be applied to the L/C Borrowing such that each Lender receives its ratable share of such repayment (based upon the respective L/C Exposures at the time of such repayment). Repayments of L/C Borrowings shall be accompanied by accrued interest on the amount repaid. For the avoidance of doubt, any L/C Borrowing repaid may not be reborrowed.
(b)    [reserved].
(c)    Subject to the Security and Intercreditor Agreement, within (3) Business Days of receipt by the Borrower or any of its Restricted Subsidiaries of the Net Cash Proceeds in excess of $30,000,000 for all such Net Cash Proceeds on an aggregate basis for the term of this Agreement (including the Fair Market Value of noncash proceeds) of any Asset Dispositions or Casualty and Condemnation Awards (other than any Asset Disposition permitted pursuant to Section 6.05(a), (b), (c), (d), (e), (f), (i) or (m) of the First Out Facility, as in effect at such time) in respect of the sale or other disposition of any Collateral, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to the Obligations; provided, that no such payments shall be made prior to Payment in Full of First Out Obligations.
(d)    Subject to the Security and Intercreditor Agreement, if the Administrative Agent notifies the Borrower at any time that the Total Outstandings at such time exceed the Participation Obligations then in effect, then, within one (1) Business Day after receipt of such notice, the Borrower shall prepay L/C Borrowings and Cash Collateralize the L/C Exposures of the type described in clauses (i) and (ii) of the definition thereof in an aggregate amount sufficient to reduce such outstanding amount as of such date of payment to an amount not to exceed 100% of the Participation Obligations then in effect; provided, that no such payments shall be made prior to Payment in Full of First Out Obligations.

(e)    Prepayment of the Facility made pursuant to this Section 2.05, first, shall be applied ratably to the L/C Borrowings and, second, shall be used to Cash Collateralize the remaining L/C Exposures; and the amount remaining, if any, after the prepayment in full of all L/C Borrowings outstanding at such time and the Cash Collateralization of the remaining L/C Exposures in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held in the Cash Collateral Account shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable Issuing Bank or the Lenders, as applicable.
SECTION 2.06    Fees.
(a)    [Reserved].
(b)    The Borrower from time to time agrees to pay (i) to each Lender (other than any Defaulting Lender), through the Administrative Agent, ten (10) Business Days after the last day of March, June, September and December of each year and on the date on which the Participation Obligations of all the Lenders shall be terminated as provided herein, a fee (a “L/C Participation Fee”) on such Lender’s Applicable Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to L/C Borrowings and unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Second Out Effective Date and ending with the later of the Maturity Date or the date on which the Participation Obligations shall be terminated) at the rate per annum equal to 4.00% and (ii) to each Issuing Bank, for its own account, (x) ten (10) Business Days after the last day of March, June, September and December of each year and on the date on which the Participation Obligations of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of effectiveness of this Agreement and including the termination of such Letter of Credit, computed at a rate equal to 0.125% of the daily average stated amount of such Letter of Credit), plus (y) in connection with the amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(c)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.
For the avoidance of doubt, without limitation of any fees provided for hereunder or in any other Loan Document, following the occurrence of the Second Out Effective Date, no fees provided for under the Existing Credit Agreement with regard to Existing Letters of Credit shall continue to accrue in favor of any Issuing Bank or Lender party hereto or any other Person party to the Existing Credit Agreement.

SECTION 2.07    Interest.
(a)    Each ABR L/C Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    Each Eurocurrency L/C Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such L/C Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any L/C Borrowing or any Fees or other amount payable by the Borrower hereunder is not paid when due (other than solely any reimbursement payment not made as a result of the proviso contained at the end of Section 2.01(e)), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any L/C Borrowing, 2% plus the rate otherwise applicable to such L/C Borrowing as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR L/C Borrowing as provided in paragraph (a) of this Section; provided that, should the occurrence of any particular Event of Default be subsequently waived, the rate established by this paragraph (c) shall apply only to that period prior to such waiver.
(d)    Accrued interest on each L/C Borrowing shall be payable by the Borrower in arrears (i) on each Interest Payment Date for such L/C Borrowing and upon termination of the Participation Obligations; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any L/C Borrowing, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency L/C Borrowing prior to the end of the current Interest Period therefor, accrued interest on such L/C Borrowing shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.08    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency L/C Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of maintaining their L/C Borrowings included in such L/C Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any L/C Borrowing to, or continuation of any Borrowing as, a Eurocurrency L/C Borrowing shall be ineffective and such L/C Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR L/C Borrowing.
SECTION 2.09    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar capital or liquidity requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;
(ii)    subject any Lender or Issuing Bank to any Tax of any kind whatsoever with respect to any Loan Document, or any L/C Borrowings extended or to be extended by such Lender, or any participation in any Letter of Credit, or the issuance by the Issuing Bank of any Letter of Credit, or the performance by such Lender or the Issuing Bank of its obligations under any Loan Document, or change the basis of Tax applicable to payments to any Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.11 and any tax on net income or profits or overall gross receipts, including but not limited to any Excluded Tax payable by such Lender or the Issuing Bank); or
(iii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency L/C Borrowing made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurocurrency L/C Borrowing (or of maintaining its obligation to make any such Eurocurrency L/C Borrowing) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the L/C Borrowings extended by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower (in the case of a L/C Borrowing) or the Borrower (in the case of a Letter of Credit) shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.09, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section if it shall not at the time be the general policy and practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.
SECTION 2.10    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency L/C Borrowing other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency L/C Borrowing other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency L/C Borrowing on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency L/C Borrowing other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.13, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency L/C Borrowing, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurocurrency L/C Borrowing had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurocurrency L/C Borrowing, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency L/C Borrowing, for the period that would have been the Interest Period for such Eurocurrency L/C Borrowing), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.11    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if a Loan Party, the Administrative Agent or another applicable withholding agent shall be required to deduct any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.11) any Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Each Loan Party shall, jointly and severally, indemnify the Agents, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable by such Agent, Lender or Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. If a Loan Party determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which indemnification payments have been made under this Section 2.11(c), the Administrative Agent, Issuing Bank or Lender (as applicable) shall use reasonable efforts to cooperate with the Loan Party in challenging such Indemnified Taxes or Other Taxes, at the Loan Party’s expense, if so requested by the Loan Party in writing; provided that nothing in this Section 2.11(c) shall obligate the Administrative Agent, Issuing Bank or any Lender to take any action, in its reasonable judgment, would be materially disadvantageous to such Person.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent (or other applicable withholding agent), provide the applicable withholding agent with any documentation prescribed by applicable law or reasonably requested by the applicable withholding agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Taxes with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 2.11(e)) obsolete, expired or inaccurate in any material respect, deliver promptly to the applicable withholding agent updated or other appropriate documentation (including any new documentation reasonably requested by such applicable withholding agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Taxes with respect to any payments to be made to such Lender under any Loan Document) or promptly notify the applicable withholding agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i), (ii) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the foregoing:
(i)    Each U.S. Lender shall deliver to the Borrower and the Administrative Agent (or other applicable withholding agent) on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)    Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (or other applicable withholding agent) on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the applicable withholding agent) whichever of the following is applicable:

(A)    two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(B)    two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Foreign Lender that is not a bank described in Section 881(c)(3)(A) of the Code and that is entitled to claim the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit F-1, Exhibit F-2, Exhibit F-3 or Exhibit F-4 (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) certifying such Foreign Lender’s non-U.S. status,
(D)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each direct or indirect beneficial owner that would be required under this Section 2.11(e) if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more of its direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partners), and/or
(E)    two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of those Code Sections (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent (or other applicable withholding agent) at the time or times prescribed by applicable law and at such time or times reasonably requested by the applicable withholding agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable withholding agent as may be necessary (as determined by the applicable withholding agent) (A) for the applicable withholding agent to comply with its obligations under FATCA and (B) to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.
Notwithstanding any other provision of this Section 2.11(e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
(f)    If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.11, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay amounts to the Borrower pursuant to this paragraph (f) to the extent such payment would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed.
(g)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.11, include without limitation any Issuing Bank.
SECTION 2.12    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by each Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.09, 2.10, 2.11 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any L/C Borrowing, (ii) reimbursement obligations with respect to any Letter of Credit or (iii) any other amount due hereunder or under another Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if such Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due and payable from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due and payable from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its participations in L/C Disbursements or L/C Borrowings resulting in such Lender receiving payment of a greater proportion of the aggregate amount of participations in L/C Disbursements and L/C Borrowings and accrued interest thereon than the proportion received by any other Lender under the Facility, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in L/C Disbursements and/or L/C Borrowings of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective participations in L/C Disbursements and L/C Borrowings; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Participation Obligations or L/C Borrowings or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender is subject to a Lender Default, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s unsatisfied obligations under Sections 2.01(d) or (e), 2.02(b) or 2.12(d) until all such unsatisfied obligations are fully paid.
SECTION 2.13    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its L/C Borrowings hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its L/C Borrowings and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.13 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its L/C Borrowings, and its Participation Obligations hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04.
SECTION 2.14    [Reserved].
SECTION 2.15    Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Second Out Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency L/C Borrowings, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency L/C Borrowings or to convert ABR L/C Borrowings to Eurocurrency L/C Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency L/C Borrowings of such Lender to ABR L/C Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency L/C Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such L/C Borrowings. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 2.16    Defaulting Lender.
(a)    Cash Collateral Call. If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit is at the time outstanding, each Issuing Bank may, by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Letter of Credit Issuing Bank in respect of such Letter of Credit in amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements reasonably satisfactory to the Administrative Agent, and to the Issuing Bank, in its sole discretion to protect them against the risk of non-payment by such Defaulting Lender. Upon termination of any Letter of Credit, the Issuing Banks shall return any such Cash Collateral not required to reimburse them for the portion of the Defaulting Lender’s participation in any draw remaining unpaid as of such termination and terminate such other arrangements relating to such Letter of Credit.
(b)    [Reserved.]
(c)    Cure. If the Borrower, the Administrative Agent, each Issuing Bank agrees in writing in their reasonable discretion that a Lender that is a Defaulting Lender no longer falls under the definition of “Defaulting Lender”, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender. Upon receipt of any such notice, the Issuing Banks shall return any Cash Collateral held in respect of such Non-Defaulting Lender’s obligations. If any Defaulting Lender is replaced pursuant to Section 2.13(b), the Issuing Banks shall return any Cash Collateral held in respect of such replaced Defaulting Lender.
(d)    Assignment of Participation Obligations. If any Lender becomes a Defaulting Lender, such Defaulting Lender may be replaced as provided in Section 2.13.
(e)    Issuing Bank Discretion to Extend. Notwithstanding anything to the contrary in this Agreement, so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to extend or renew (or replace) any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by Cash Collateral provided pursuant to Section 2.16(a).
SECTION 2.17    [Reserved].
SECTION 2.18    [Reserved].
SECTION 2.19    [Reserved].
SECTION 2.20    Priority and Liens.

(a)    Each of the Loan Parties hereby covenants and agrees that upon the entry of the Interim Order (and when applicable, the Final Order) its obligations hereunder and under the Loan Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim in the Cases (but excluding a claim on Avoidance Actions (but including, upon entry of the Final Order, the proceeds of Avoidance Actions); (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a valid, binding, continuing, enforceable perfected Lien (that is subject to the terms of the Security and Intercreditor Agreement and the Orders) on all of the property of such Loan Parties, whether now existing or hereafter acquired, that is not subject to valid, perfected, non-voidable liens in existence at the time of commencement of the Cases or to valid, non-voidable liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code, and on all cash maintained in the Bonding Facility Letter of Credit Account and any investment of the funds contained therein; provided that the Bonding Facility Letter of Credit Deposit Amount shall not be subject to the Fees Carve Out or the Bonding Carve Out (as the foregoing terms are defined in the First Out Credit Agreement); (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected junior Lien upon all property of such Loan Parties, whether now existing or hereafter acquired, that is subject to valid, perfected and non-voidable Liens in existence at the time of the commencement of the Cases or that is subject to valid Liens in existence at the time of the commencement of the Cases that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the existing Liens that secure the Existing Secured Debt, which liens shall be primed by the liens described in the following clause (iv)); and (iv) pursuant to Section 364(d)(l) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable perfected first priority senior priming Lien on all of the property of such Loan Parties that is subject to the existing liens (the “Primed Liens”) which secure the Existing Secured Debt, all of which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior Liens to be granted to the Administrative Agent, which senior priming Liens in favor of the Administrative Agent shall also prime any Liens granted after the commencement of the Cases to provide adequate protection Liens in respect of any of the Primed Liens (i) through (iv) above, subject in each case to the Fees Carve-Out and as set forth in the Orders.
(b)    Subject to the Security and Intercreditor Agreement, as to all real property the title to which is held by a Loan Party or the possession of which is held by any such Loan Party pursuant to leasehold interest, such Loan Party hereby assigns and conveys as security, grant a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of such Loan Party in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of such Loan Party in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. Such Loan Party acknowledges that, pursuant to the Interim Order (and, when entered, the Final Order), the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold interests of such Loan Party shall be perfected without the recordation of any instruments of mortgage or assignment. Subject to the

Security and Intercreditor Agreement , such Loan Party further agrees that, upon the reasonable request of the Administrative Agent, in the exercise of its business judgment, such Loan Party (i) shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Administrative Agent and including customary related deliverables with respect to any Real Property owned by it or leased by it, as set forth in Section 5.10 of the First Out Credit Agreement and (ii) shall otherwise comply with the requirements of Section 5.10 of the First Out Credit Agreement with respect to such Real Property.
(c)    All of the Liens described in this Section 2.21 shall be effective and perfected upon the entry of the Interim Order, without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any Collateral, as set forth in the Interim Order.
SECTION 2.21    No Discharge; Survival of Claims. Each of the Loan Parties agrees that (i) its obligations under the Loan Documents shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Orders and the Liens granted to the Agents and the Lenders pursuant to the Orders shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.
SECTION 2.22    Payment of Obligations. Subject to the last paragraph of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Loan Parties under this Agreement or any of the other Loan Documents, the Administrative Agent and the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to each of the Lenders that:
SECTION 3.01    Organization; Powers. Each of the Borrower and each of the Restricted Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) subject, in the case of each Loan Party that is a Debtor, to the entry of the Orders and subject to the terms thereof, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02    Authorization. Subject, in the case of each Loan Party that is a Debtor, to the entry of the Orders and subject to the terms thereof, the execution, delivery and performance by the Borrower and each of the Restricted Subsidiaries of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by the Borrower and such Restricted Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation (including, without limitation, any Mining Law), or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority (including, without limitation, any Mining Permit) or (C) any indenture, lease (including, without limitation, any Mining Lease), agreement or other instrument to which the Borrower or any such Restricted Subsidiary is a party or by which any of them or any of their respective assets are or may be bound, except in respect of the Existing Debt Documents, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, lease (including, without limitation, any Mining Lease), agreement or other instrument, where any such violation, conflict, breach, default, cancellation, acceleration or loss referred to in clause (i) or (ii) of this Section 3.02, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except in respect of the Existing Debt Documents, or (iii) result in the creation or imposition of any Lien upon or with respect to any assets now owned or hereafter acquired by the Borrower or any such Restricted Subsidiary, except the Liens created by the Existing Debt Documents.
SECTION 3.03    Enforceability. Subject, in the case of each Loan Party that is a Debtor, to the entry of the Orders and subject to the terms thereof, this Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) except in the case of each Loan Party that is a Debtor, the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3.04    Governmental Approvals. Subject, in the case of each Loan Party that is a Debtor, to the entry of the Orders and subject to the terms thereof, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements and certificates of title, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of the Mortgages, (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04 hereto and (e) such actions, consents and approvals the failure to be obtained or made which would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05    Litigation. Except as set forth on Schedule 3.08(a) to the First Out Facility or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (x) except for the Cases, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower or any of the other Restricted Subsidiaries or any business, property or rights of any such person (i) as of the Second Out Effective Date, that involve any Loan Document or the Transactions or (ii) which would reasonably be expected, individually or in the aggregate, to materially adversely affect the Transactions.
SECTION 3.06    Incorporation by Reference of First Out Facility Provisions.
(a)    The representations and warranties set forth in Article III (other than Sections 3.01, 3.02, 3.03, 3.04 and 3.08(a)(x)) of the First Out Facility (together with the definitions of such terms as may be used therein and as such representations and warranties and definitions are in effect from time to time, at such time) are hereby incorporated herein by reference mutatis mutandis as if set forth herein in their entirety and are true and correct.
(b)    It is the express intent of the parties hereto that the representations and warranties deemed to be set forth herein, as of any specific date, be identical in all respects, mutatis mutandis, to those set forth in Article III of the First Out Facility, as of such date (including as such representations and warranties may have been amended following the Second Out Effective Date) and that any misrepresentation or breach of warranty under the equivalent provisions of Article III of the First Out Facility shall constitute a misrepresentation or breach of warranty hereunder, unless such misrepresentation or breach shall have been waived in accordance with the terms of the First Out Facility (as in effect at the time of such waiver, after giving effect thereto), which such waiver under the First Out Facility shall automatically, and without any action on the part of the Agents, the Issuing Banks or the Lenders hereunder, be deemed a waiver hereunder.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS
SECTION 4.01    Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders and Issuing Banks hereunder is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received executed counterparts of this Agreement from each Loan Party, each Lender (which Lenders constitute all of the “Revolving Facility Lenders” (as defined in the Existing Credit Agreement)) and each Issuing Bank.
(b)    The Administrative Agent shall have received the following, each dated as of the Second Out Effective Date (unless otherwise specified) and in form and substance satisfactory to the Administrative Agent:

(i)    [reserved].
(ii)    Certified copies of the resolutions of the Board of Directors, or Executive or Finance Committee of the Board of Directors, of each Loan Party approving the Facility and entry into the Loan Documents to which it is a party.
(iii)    A copy of the charter or other constitutive document of each Loan Party and each amendment thereto, certified by an officer of such Loan Party, as being a true and correct copy thereof.
(iv)    A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.
(v)    A certificate of good standing from the applicable secretary of state or similar official in the jurisdiction of organization (as of a date reasonably near the Second Out Effective Date).
(vi)    [reserved].
(vii)    [reserved].
(viii)    A favorable opinion of Jones Day, special counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent and the Initial Required Lenders.
(ix)    The initial 13-Week Projection.
(c)    [reserved].
(d)    [reserved].
(e)    [reserved].
(f)    [reserved].
(g)    [reserved].
(h)    No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.
(i)    [reserved].
(j)    All necessary governmental and third party consents and approvals necessary in connection with the Facility and the transactions contemplated hereby shall have been obtained (without the imposition of any adverse conditions that are not reasonably acceptable to the Administrative Agent and the Required Initial Lenders) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Administrative Agent and the Required Initial Lenders that restrains, prevents or imposes materially adverse conditions upon the Facility or the transactions contemplated hereby.
(k)    The Administrative Agent shall be satisfied in its reasonable judgment that there shall not occur as a result of, and after giving effect to this Agreement, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Loan Parties’ or their respective subsidiaries’ debt instruments and other material agreements which, in the case of the Loan Parties’ debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder on a post-petition basis or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)    [reserved].
(m)    [reserved].
(n)    The Borrower shall have paid all fees of the Administrative Agent, the Lead Arranger and the Lenders accrued and payable on or prior to the Second Out Effective Date, and all such expenses of the Administrative Agent to the extent invoices shall have been submitted therefore, including accrued fees and expenses of counsel to the Administrative Agent.
(o)    The Agents shall have become party to the Security and Intercreditor Agreement as the “Second Out Agent” (as defined therein) pursuant to a joinder agreement as contemplated by Section 15.01 thereof.
(p)    [reserved].
For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
SECTION 4.02    Conditions to Letter of Credit Extensions or Renewals. At any time (but no later than one (1) Business Day) prior to the latest date on which notice must be provided by any Issuing Bank to the relevant beneficiary advising such beneficiary that such Letter of Credit will not be renewed, the Administrative Agent may, and at the direction of the Required Lenders shall, direct the relevant Issuing Bank to not permit the extension or renewal of such Existing Letter of Credit if any of the following conditions are not met at such time:

(a)    The Second Out Effective Date shall have occurred.
(b)    The Interim Order (or Final Order, as applicable) shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to a stay, and shall not have been modified or amended in any respect without the prior written consent of the “Required Lenders” under the First Out Facility. If either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the extension nor renewal of any Letter of Credit nor the performance by any Loan Party of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.
(c)    The First Out Agent shall not have delivered written notice to the Borrower and the Administrative Agent that the conditions set forth in Section 4.02(c) of the First Out Facility are not (or cannot be) satisfied at such time; provided, however, that Section 4.02(c) of this Agreement is waived through and including October 15, 2015.
(d)    [reserved].
(e)    [reserved].
(f)    [reserved].
(g)    The extension or renewal of such Letter of Credit shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.
Each extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such extension or renewal to the applicable matters specified in paragraph (g) of this Section 4.02.
ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS
The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Participation Obligations shall have been terminated, the principal of and interest on all L/C Borrowings, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and discharged and all Letters of Credit have been canceled or have expired or such obligations have otherwise been fully Cash Collateralized or supported by a backstop letter of credit in a manner reasonably satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, the Borrower will and will cause each of the Restricted Subsidiaries to observe and perform all of the covenants applicable to it and its Restricted Subsidiaries set forth in Article V and Article VI of the First Out Facility (as in effect from time to time at such time), which covenants, together with the definitions of such terms as may be used therein) are hereby incorporated herein by reference mutatis mutandis (as set forth herein) in their entirety.
It is the express intent of the parties hereto that, at any time and at all times, the covenants deemed to be set forth herein be identical in all respects to those set forth in Article V and Article VI of the First Out Facility, as in effect at such time, mutatis mutandis, and that any breach of a covenant set forth in Article V and Article VI of the First Out Facility shall constitute a breach of covenant hereunder, but only to the extent such breach has not been effectively waived pursuant to the terms of the First Out Facility, it being understood that any waiver of a breach of a covenant set forth in Article V or Article VI of the First Out Facility under the terms thereof shall be automatically deemed, without any action on the part of the Agents, the Issuing Banks or the Lenders hereunder, a waiver of such breach hereunder.
If the First Out Facility shall terminate prior to the Consummation Date, the covenants as set forth in Articles V and VI of the First Out Facility shall, from such time of termination (and notwithstanding such termination), remain in effect as negative covenants hereunder as they were in effect immediately prior to such termination.
ARTICLE VI

REAL PROPERTY LEASES
The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Participation Obligations shall have been terminated, the principal of and interest on all L/C Borrowings and all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and discharged and all Letters of Credit have been canceled or have expired or such obligations have otherwise been fully Cash Collateralized or supported by a backstop letter of credit in a manner reasonably satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, the Borrower will and will cause each of the Restricted Subsidiaries to observe and perform all of the agreements applicable to it and its Restricted Subsidiaries set forth in Article VII of the First Out Facility (as in effect at such time), which agreements, together with the definitions of such terms as may be used therein) are hereby incorporated herein by reference mutatis mutandis (as set forth herein) in their entirety.
It is the express intent of the parties hereto that, at any time and at all times, the agreements deemed to be set forth herein be identical in all respects to those set forth in Article VII of the First Out Facility, as in effect at such time, mutatis mutandis, and that any breach of an agreement set forth in Article VII of the First Out Facility shall constitute a breach of covenant hereunder, but only to the extent such breach has not been effectively waived pursuant to the terms of the First Out Facility, it being understood that any waiver of a breach of a covenant set forth in Article VII of the First Out Facility under the terms thereof shall be automatically deemed, without any action on the part of the Agents, the Issuing Banks or the Lenders hereunder, a waiver of such breach hereunder.
If the First Out Facility shall terminate prior to the Consummation Date, the agreements as set forth in Article VII of the First Out Facility shall, from such time of termination (and notwithstanding such termination), remain in effect as affirmative and negative covenants hereunder as they were in effect immediately prior to such termination.
ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01    Events of Default. In case of the happening of any of the following events (“Events of Default”):
(a)    any representation or warranty made in Sections 3.01, 3.02, 3.03, 3.04, 3.05 or 3.06 hereof, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished on or after the Second Out Effective Date in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Borrower or any other Loan Party (and, in the case of the representations and warranties incorporated by reference herein pursuant to Section 3.06, such inaccuracy has not been waived by the requisite Lenders under the First Out Facility);
(b)    default shall be made in the payment of any principal of any L/C Borrowing or (following the Payment in Full of First Out Obligations) the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any L/C Borrowing or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;
(d)    [reserved].
(e)    [reserved].
(f)    the outstanding Obligations under and as defined in the First Out Facility shall have been accelerated or shall not have been paid on the “Maturity Date” applicable thereto;
(g)    except as would not reasonably be expected to have a Material Adverse Effect, an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Subsidiary that is not a Debtor (any such Subsidiary, an “Applicable Subsidiary”), or of a substantial part of the assets of any Applicable Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Applicable Subsidiary or for a substantial part of the assets of any Applicable Subsidiary or (iii) the winding-up or liquidation of any Applicable Subsidiary (except in a transaction permitted by Section 6.04); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)    except as would not reasonably be expected to have a Material Adverse Effect, any Applicable Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Applicable Subsidiary or for a substantial part of the assets of an Applicable Subsidiary, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(i)    (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Restricted Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are material to the Borrower and the Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the security agreements or to file UCC continuation statements and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by the Borrower or the Restricted Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations;
(j)    [reserved].
(k)    any Event of Default under and as defined in Section 8.01 (other than such Events of Default under clauses (a), (b), (c), (h), (i) and (l) of such Section 8.01) of the First Out Facility (which Events of Default, together with the definitions of such terms as may be used therein and as such Events of Default and such definitions are in effect from time to time, are hereby incorporated herein by reference mutatis mutandis as if set forth herein in their entirety and are referred to herein, collectively, as the “Subject Defaults”) shall have occurred (it being understood that it is the express intent of the parties hereto that the Subject Defaults which are deemed to be set forth herein be identical in all respects to the Subject Defaults set forth in Section 8.01 of the First Out Facility, as in effect at such time (or, if the First Out Facility shall have been terminated, immediately prior to such termination), as in effect at such time, mutatis mutandis), and such Subject Default shall not have been waived by the requisite Lenders under the First Out Facility or otherwise cured within 30 days after notice from the Administrative Agent or any Lender to the Borrower;

then, subject to the terms and conditions set forth in the Interim Order and, once entered, the Final Order, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i) [reserved];
(ii) declare the L/C Borrowings then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the L/C Borrowings so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii) demand Cash Collateral pursuant to Section 2.01(l), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iv) subject to the Security and Intercreditor Agreement, exercise rights and remedies in respect of the Collateral in accordance with Article 9 of the Security and Intercreditor Agreement and/or the comparable provisions of any other Security Document;
(v) subject to the Security and Intercreditor Agreement, promptly complete, pursuant to Section 363 and 365 of the Bankruptcy Code, subject to the rights of the Secured Parties to credit bid, an Asset Disposition with respect to its Real Property Leases or any portion thereof in one or more parcels at public or private sales, at any of the Administrative Agent’s offices or elsewhere, for cash, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable; and
(vi) subject to the Security and Intercreditor Agreement, exercise any of its rights with respect to Real Property Leases under Section 7.01;
provided, that with respect to the enforcement of Liens or other remedies with respect to the Collateral of the Loan Parties under the preceding clause (iv), the Administrative Agent shall provide the Borrower (with a copy to counsel for the Creditors’ Committee in the Cases and to the United States Trustee for the Eastern District of Virginia) with five (5) Business Days’ written notice prior to taking the action contemplated thereby; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing.
SECTION 7.02.    Application of Funds. Subject to the Security and Intercreditor Agreement, on the Maturity Date and after the exercise of remedies provided for in Section 8.01 (or after the Obligations have automatically become immediately due and payable and exposures in respect of Letters of Credit have automatically been required to be Cash

Collateralized), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Sections 2.10, 2.11 and 2.16) payable to the Agents in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Lenders and Issuing Banks with respect to Letters of Credit (including fees, charges and disbursements of counsel to the respective Lenders and Issuing Banks (including fees and time charges for attorneys who may be employees of any Lender or Issuing Bank) and amounts payable under Sections 2.10, 2.11 and 2.16, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Fees in respect of Letters of Credit and interest on the L/C Borrowings and other Obligations, ratably among the Lenders and Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the L/C Borrowings in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize (to the extent not already Cash Collateralized) L/C Exposures (other than L/C Borrowings); and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE VIII

THE AGENTS
SECTION 8.01    Appointment.
(a)    In order to facilitate the transactions contemplated by this Agreement, Citicorp North America, Inc. is hereby appointed to act as Administrative Agent and Collateral

Agent under this Agreement and the other Loan Documents (including as administrative agent and collateral agent in respect of the Facility. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and such Issuing Bank all payments of principal of and interest on the L/C Borrowings, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and such Issuing Bank hereunder, and promptly to distribute to each Lender or such Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any of its Restricted Subsidiaries pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, and all such rights and remedies in respect of such Collateral shall be implemented by the Collateral Agent.
(b)    Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party or any other party hereto or to any Loan Document on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents, employees or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
SECTION 8.02    Nature of Duties. The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees the Lead Arranger shall have no duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as such hereunder.
SECTION 8.03    Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may, by written notice to the Borrower and the Lenders resign at any time with respect to the Facility. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the applicable Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus that is not less than $500 million or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent in respect of the Facility as to which it has resigned, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents in respect of the Facility as to which it has resigned. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
SECTION 8.04    Each Agent in Its Individual Capacity. With respect to the L/C Borrowings extended by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Restricted Subsidiaries or other Affiliates thereof as if it were not an the Agent.
SECTION 8.05    Indemnification. Each Lender agrees (a) to pay the Agents, on demand, in the amount of its Applicable Percentage of any reasonable expenses incurred by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a final and non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. The agreements in this Section 8.05 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any L/C Borrowings and all other amounts payable hereunder.
SECTION 8.06    Lack of Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents and any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
SECTION 8.07    Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.11, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.07. The agreements in this Section 8.07 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any L/C Borrowings and all other amounts payable hereunder. The term “Lender” shall, for purposes of this Section 8.07, include any Issuing Bank.
SECTION 8.08    No Other Duties, etc. Anything herein to the contrary notwithstanding, the Lead Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or a Issuing Bank hereunder.
ARTICLE IX

GUARANTEE
SECTION 9.01    Guarantee. Each Loan Party unconditionally guarantees, jointly and severally with the other Loan Parties, the due and punctual payment and performance of the Obligations. Each Loan Party further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Loan Party waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
SECTION 9.02    Guarantee of Payment. Each Loan Party further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.
SECTION 9.03    No Limitations, etc.
(a)    Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 11.08 of the Security and Intercreditor Agreement, the obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)    the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;
(ii)    any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Loan Party under this Agreement;
(iii)    the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;
(iv)    any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(v)    any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations);
(vi)    any illegality, lack of validity or enforceability of any Obligation;
(vii)    any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;
(viii)    the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and
(ix)    any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.
Each Loan Party authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Loan Party hereunder.

(b)    To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
SECTION 9.04    Reinstatement. Each Loan Party agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
SECTION 9.05    Agreement To Pay; Subrogation and Subordination.
a)    In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Loan Party by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Loan Party hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Loan Party against the Borrower, or other Loan Party or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Sections 9.05(b), (c) and (d).
b)    In addition to all such rights of indemnity and subrogation as the Loan Parties may have under applicable law (but subject to Section 9.05(d)), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such

Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
c)    Each Guarantor agrees (subject to Section 9.05(d)) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 9.05(b), the contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.10 of the First Out Facility, the date of the supplement hereto executed and delivered by such Guarantor). Any contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9.05(c) shall be subrogated to the rights of such Claiming Guarantor under Section 9.05(b) to the extent of such payment.
d)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Loan Parties under Sections 9.05(b) and 9.05(c) and all other rights of indemnity, contribution or subrogation of the Loan Parties under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 9.05(b) and 9.05(c) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Party with respect to its obligations hereunder, and each Loan Party shall remain liable for the full amount of the obligations of such Loan Party hereunder. Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
SECTION 9.06    Information. Each Loan Party assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE X

MISCELLANEOUS
SECTION 10.01    Notices.

(a)    Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to any Loan Party,
Alpha Natural Resources, Inc.
One Alpha Place
Bristol, Virginia 24202
Attention: Office of General Counsel
Telecopy: (276) 623-4321
(ii)    if to the Administrative Agent or the Collateral Agent,
Citicorp North America, Inc.
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Kimberly Shelton
Telecopy: (302) 323-2416
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Kenneth J. Steinberg, Esq.
Telecopy: (212) 701-5566
(iii)    if to an Issuing Bank, to it at the address or telecopy number set forth separately in writing.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.
(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient) or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.
(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 10.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the extension by the Lenders of the L/C Borrowings, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any L/C Borrowing or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Participation Obligations have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.10, 2.12 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Participation Obligations or this Agreement.
SECTION 10.03    Binding Effect, Effectiveness.
This Agreement shall become binding (subject, however, to the satisfaction of the other conditions set forth in Section 4.01) when this Agreement shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies thereof which, when taken together, bear the signature of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Agents and each Lender and their respective permitted successors and assigns.
SECTION 10.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted by Section 6.04(a) of the First Out Facility, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, including any Affiliate of any Issuing Bank that issues any Letter of Credit, Participants, to the extent provided in paragraph (c) of this Section, and, to the extent expressly contemplated hereby, the

Related Parties of each of the Agents, each Issuing Bank, the Lenders, and to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Participation Obligation and the L/C Borrowings at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    [reserved]; and
(B)    the Administrative Agent and the Issuing Banks; provided that no consent of the Administrative Agent or the Issuing Banks, as applicable, shall be required for an assignment of a Participation Obligation to an assignee that is a Lender immediately prior to giving effect to such assignment, but subject to any agreement such Lender may have made pursuant to clause (y) of the following proviso; provided, further, that no consent of any Issuing Bank shall be required for an assignment to a Person that is not already a Lender if such Person (x) has deposited cash collateral with the Administrative Agent (and such cash collateral has been pledged to the Administrative Agent for the benefit of the Issuing Banks pursuant to customary documentation reasonably satisfactory to the Administrative Agent and the Issuing Banks) in the amount of such Person’s prospective Participation Obligations and (y)(i) agreed, as a condition to any subsequent assignment that may increase its Participation Obligations, to increase the amount of such pledged cash collateral in an amount equal to any future increases in its Participation Obligations (it being understood that the cost of maintaining the applicable deposit account holding such cash collateral shall be borne by such prospective Lender) and (ii) if applicable, has so pledged such cash collateral prior to such subsequent assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Participation Obligation, the amount of the Participation Obligation of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1 million, unless the Administrative Agent otherwise consents;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an Approved Fund of such Lender or an assignment by the Administrative Agent;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    no assignment shall be made to a Disqualified Institution without the consent of the Borrower.
For purposes of this Section 10.04(b), the term “Approved Fund” shall have the following meaning:
“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Participation Obligation of, and principal and interest amounts of L/C Borrowings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents, each Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Participation Obligations and the L/C Borrowings owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) that affects such Participant and (y) no other agreement (oral or written) with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent, and subject to the same documentary requirements, as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (subject to the requirements and limitations of such sections as if it were a Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.12(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.09, 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law after the sale of the participation takes place.
(iii)    Each Lender shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations, including specifying any such Participant’s entitlement to payments of principal and interest, and any payments made, with respect to each such participation (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Participation Obligations, L/C Borrowings or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Participation Obligation, L/C Borrowings, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05    Expenses; Indemnity.
(a)    The Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents in connection with the syndication of the Participation Obligations or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Letters of Credit outstanding hereunder, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP (including any financial advisor thereto or retained thereby), (counsel for the Agents and the Lead Arranger), Holland and Hart (special mining counsel for the Agents and Lenders), Burns Figa & Will P.C., (special mining counsel in Wyoming for the Agents and Lenders) and McGuire Woods LLP, (local Virginia counsel for the Agents and Lenders), and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel, including the reasonable fees, charges and disbursements of counsel for the Agents, the Lead Arranger, any Issuing Bank or any Lender (but no more than one outside counsel for any Lender).
(b)    The Borrower agrees to indemnify the Agents, the Lead Arranger, each Issuing Bank, each Lender, the Existing Credit Agreement Agent, the Existing Credit Agreement Lenders and each of their respective Affiliates, directors, trustees, officers, employees, investment advisors and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, litigation, investigations or proceedings and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted or brought against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) any actual or proposed use of the proceeds of the L/C Borrowings or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing or the Existing Credit Agreement, whether or not any Indemnitee is a party thereto and whether or not brought by the Borrower or any of its Subsidiaries or any other Person; provided further that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, litigation, investigations or proceedings or related expenses results primarily from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties as determined by a court of competent jurisdiction in a final and non-appealable judgment (any such Indemnitee and its Related Parties treated, for this purpose only, as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, litigation, investigations or proceedings and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property or facility owned, leased or operated by the Borrower or any of its Subsidiaries, or by any predecessor of the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, litigation, investigations or proceedings or related expenses result from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties as determined by a court of competent jurisdiction in a final and non-appealable judgment. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. The Borrower agrees that in the event that any actions or proceedings are in effect or are threatened by or any Agent reasonably believes any actions or proceedings may be brought by the Creditors’ Committee or any other party in interest attacking the legality, validity, enforceability of the obligations under the Loan Documents, the Liens arising Loan Documents at the time of the consummation of any sale of the assets of the Loan Parties or at the time that Loan Parties propose to pay and satisfy the Obligations in full, such Agent may hold a reserve following the date of payment in full of the Obligations as Cash Collateral for the expenses or claims expected to be incurred in connection with such actions or proceedings until the earlier of (x) such Agent’s receipt of a general release satisfactory in form and substance to such Agent, and (y) the entry of a final non-appealable order determining the outcome of such litigation.
(c)    [Reserved].
(d)    Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.11, this Section 10.05 shall not apply to Taxes, except any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.
(e)    To the extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee by the Loan Parties or their Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any L/C Borrowing or Letter of Credit or the use of the proceeds thereof.
(f)    No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
SECTION 10.06    Right of Set-off. Subject to the Orders and the final proviso of Section 7.01, if an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.
SECTION 10.07    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
SECTION 10.08    Waivers; Amendment.
(a)    No failure or delay of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders (provided that amendments to the intercreditor provisions of the Security and Intercreditor Agreement shall require the consent of the Loan Parties only to the extent provided therein; provided that any such amendment that adversely affects the Loan Parties shall require the consent of the Loan Parties); provided, however, that no such agreement shall:
(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any L/C Borrowing or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby;
(ii)    extend the Participation Obligation of any Lender or decrease the L/C Participation Fees or other fees of any Lender without the prior written consent of such

Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Participation Obligation shall not constitute an increase of the Participation Obligation of any Lender);
(iii)    extend any date on which payment of interest on any L/C Borrowing or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby;
(iv)    amend or modify the provisions of Section 2.12(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby;
(v)    amend or modify the provisions of this Section or the definition of the term “Required Lender,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby;
(vi)    except as otherwise expressly permitted by the Security and Intercreditor Agreement, release all or substantially all the Collateral or release any of the Borrower or any Subsidiary Guarantor from its Guarantee, unless such release occurs pursuant to Section 10.18, without the prior written consent of each Lender;
(vii)    [reserved];
(viii)    [reserved];
(ix)    amend or modify the Superpriority Claim status of the Lenders under the Orders or under any other Loan Documents without the consent of each Lender;
provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent an Issuing Bank hereunder or the Collateral Agent without the prior written consent of the Administrative Agent, such Issuing Bank or the Collateral Agent, as applicable, acting as such, at the effective date of such agreement, as applicable and (y) the renewal or extension of maturity date of any Letter of Credit expressly contemplated by Section 2.01 shall not be considered to be an amendment or modification that is subject to this Section 10.08(b).
(c)    Without the consent of the Lead Arranger or Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the

Secured Parties, in any property or so that the security interests therein comply with applicable law.
(d)    [Reserved.]
(e)    Notwithstanding anything herein to the contrary, the Administrative Agent, with the consent of the Borrower or other applicable Loan Parties only, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency, omission, mistake or defect or correct any typographical error or other manifest error in any Loan Document.
For the avoidance of doubt, and notwithstanding anything to the contrary set forth herein, nothing in this Agreement shall limit the effect of Section 10.05(b) of the Security and Intercreditor Agreement, including with respect to any amendment, restatement, supplement, waiver or other modification to Articles III, V, VI and VII hereof.

SECTION 10.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.
SECTION 10.10    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. To the extent that any provision herein is inconsistent with any term of the Orders, the Order shall control.
SECTION 10.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
SECTION 10.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 10.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.
SECTION 10.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 10.15    Jurisdiction; Consent to Service of Process.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents (other than under any Security Document governed by a law other than the laws of the State of New York or with respect to any Collateral subject thereto), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 10.16    Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and the other Loan Parties furnished to it by or on behalf of the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the L/C Borrowings on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except (A) to the extent necessary to comply with law or any legal or regulatory process (including any self-regulatory authority) or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates, auditors and its, and its Affiliates’, respective partners, directors, officers, employees, agents, advisors and other representatives (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16 or as shall be required to keep the same confidential pursuant to any letter or agreement with confidentiality provisions at least as restrictive as this Section 10.16), (F) to any direct or indirect contractual counterparty in any Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16 or as shall be required to keep the same confidential pursuant to any letter or agreement with confidentiality provisions at least as restrictive as this Section 10.16), (G) with the consent of the Borrower, (H) to any nationally recognized rating agency in connection with ratings issued with respect to such Lender and (I) to other parties to this Agreement.
SECTION 10.17    Citigroup Direct Website Communications.
(a)    Delivery. (i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. Nothing in this Section 10.17 shall prejudice the right of the Agents, the Lead Arranger or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
(ii)    The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e‑mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e‑mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e‑mail address.
(b)    Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).
(c)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.
SECTION 10.18    Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of any of its assets (including any Equity Interests) to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05 of the First Out Facility, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to evidence the release of any Liens created by any Loan Document in respect of such assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Guarantor in a transaction permitted by Section 6.05 of the First Out Facility and as a result of which such Subsidiary Guarantor would cease to be a Wholly Owned Domestic Subsidiary, evidence the termination of such Subsidiary Guarantor’s obligations under the Guarantee and under the Security and Intercreditor Agreement. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to evidence the termination of the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and discharged and all Letters of Credit and Participation Obligations are terminated (other than contingent indemnification obligations for which no claim has been asserted). Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. Any requirement for the Collateral Agent to take such action to evidence the releases of any Liens as set forth above shall be subject to the Collateral Agent’s receipt of a certification by the Borrower and applicable Loan Party stating that such transaction is in compliance with this Agreement and the other Loan Documents.
SECTION 10.19    U.S. Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S. Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with the U.S. Patriot Act.
SECTION 10.20    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.
SECTION 10.21    [Reserved].Security and Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Administrative Agent pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent under any Loan Document with respect to the Collateral are subject to the provisions of the Security and Intercreditor Agreement,  In the event of any conflict between the terms of the Security and Intercreditor Agreement and this Agreement with respect to such matters, the terms of the Security and Intercreditor Agreement shall govern.
Each of the Lenders hereby authorizes and directs the Administrative Agent to enter into the Security and Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent in its various capacities thereunder may take such actions on its behalf as is contemplated by the terms of the Security and Intercreditor Agreement.

ALPHA NATURAL RESOURCES, INC., as the Borrower
BY: /s/ Philip J. Cavatoni
NAME: Philip J. Cavatoni
TITLE: Executive Vice President & Chief Financial and Strategy Officer

GUARANTORS:

ALPHA AMERICAN COAL COMPANY, LLC
THUNDER MINING COMPANY II, INC.
ALEX ENERGY, INC.
ALPHA AMERICAN COAL HOLDING, LLC
ALPHA APPALACHIA HOLDINGS, INC.

ALPHA APPALACHIA SERVICES, INC.
ALPHA COAL RESOURCES COMPANY, LLC
ALPHA COAL SALES CO., LLC
ALPHA COAL WEST, INC.
ALPHA EUROPEAN SALES, INC.
ALPHA INDIA, LLC
ALPHA LAND AND RESERVES, LLC
ALPHA MIDWEST HOLDING COMPANY
ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES INTERNATIONAL, LLC
ALPHA NATURAL RESOURCES SERVICES, LLC
ALPHA PA COAL TERMINAL, LLC
ALPHA SHIPPING AND CHARTERING, LLC
ALPHA SUB EIGHT, LLC
ALPHA SUB ELEVEN, INC.
ALPHA SUB NINE, LLC
ALPHA SUB ONE, LLC
ALPHA SUB TEN, INC.
ALPHA SUB TWO, LLC
ALPHA TERMINAL COMPANY, LLC
ALPHA WYOMING LAND COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, LLC
AMFIRE MINING COMPANY, LLC
APPALACHIA COAL SALES COMPANY, INC.
APPALACHIA HOLDING COMPANY
ARACOMA COAL COMPANY, INC.
AXIOM EXCAVATING AND GRADING SERVICES, LLC
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARBARA HOLDINGS INC.
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BIG BEAR MINING COMPANY
BLACK CASTLE MINING COMPANY, INC.
BLACK KING MINE DEVELOPMENT CO.
BLACK MOUNTAIN CUMBERLAND RESOURCES, INC.
BOONE EAST DEVELOPMENT CO.
BROOKS RUN MINING COMPANY, LLC
COAL GAS RECOVERY II, LLC (
PENNSYLVANIA LAND RESOURCES, LLC
BROOKS RUN SOUTH MINING, LLC
BUCHANAN ENERGY COMPANY, LLC
CASTLE GATE HOLDING COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
CUMBERLAND COAL RESOURCES, LP (By: Pennsylvania Services Corporation, as general partner)
DEHUE COAL COMPANY

DELBARTON MINING COMPANY
DELTA MINE HOLDING COMPANY
DFDSTE CORP.
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
DRIH CORPORATION
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
EMERALD COAL RESOURCES, LP (By: Pennsylvania Services Corporation, as general partner)
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
FOUNDATION MINING, LLC
FOUNDATION PA COAL COMPANY, LLC
FOUNDATION ROYALTY COMPANY
FREEPORT MINING, LLC
FREEPORT RESOURCES COMPANY, LLC
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HARLAN RECLAMATION SERVICES LLC
HERNDON PROCESSING COMPANY, LLC
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JAY CREEK HOLDING, LLC
KANAWHA ENERGY COMPANY
KEPLER PROCESSING COMPANY, LLC
KINGSTON MINING, INC.
KINGWOOD MINING COMPANY, LLC
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LITWAR PROCESSING COMPANY, LLC
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAPLE MEADOW MINING COMPANY
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
MILL BRANCH COAL CORPORATION
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION

NEWEAGLE INDUSTRIES, INC.
NICEWONDER CONTRACTING, INC.
NORTH FORK COAL CORPORATION
OMAR MINING COMPANY
PARAMONT COAL COMPANY VIRGINIA, LLC
PAYNTER BRANCH MINING, INC.
PEERLESS EAGLE COAL CO.
PENNSYLVANIA LAND HOLDINGS COMPANY, LLC
PENNSYLVANIA LAND RESOURCES HOLDING COMPANY, LLC
PENNSYLVANIA SERVICES CORPORATION
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PIGEON CREEK PROCESSING CORPORATION
PILGRIM MINING COMPANY, INC.
PIONEER FUEL CORPORATION
PLATEAU MINING CORPORATION
POWER MOUNTAIN COAL COMPANY
PREMIUM ENERGY, LLC
RAWL SALES & PROCESSING CO.
REPUBLIC ENERGY, INC.
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
RIVER PROCESSING CORPORATION
RIVERSIDE ENERGY COMPANY, LLC
RIVERTON COAL PRODUCTION INC.
ROAD FORK DEVELOPMENT COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
ROCKSPRING DEVELOPMENT, INC.
ROSTRAVER ENERGY COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHANNON-POCAHONTAS MINING COMPANY
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
STIRRAT COAL COMPANY
SYCAMORE FUELS, INC.
T. C. H. COAL CO.
TENNESSEE CONSOLIDATED COAL COMPANY
TRACE CREEK COAL COMPANY
TWIN STAR MINING, INC.
WABASH MINE HOLDING COMPANY
WARRICK HOLDING COMPANY
WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC., each as a Guarantor

Executing this Agreement as an authorized officer of each of the foregoing persons on behalf of and so as to bind the persons named above under the caption “Guarantors”

By: /s/ Richard H. Verheij
Name: Richard H. Verheij
Title: Secretary

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent

By: /s/ Dale R. Goncher
Name: Dale R. Goncher
Title: Vice President

CITIBANK, N.A.,
as Lender

By: /s/ Dale R. Goncher
Name: Dale R. Goncher
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as Lender

By: /s/ Dale R. Goncher
Name: Dale R. Goncher
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as Issuing Bank

By: /s/ Dale R. Goncher
Name: Dale R. Goncher
Title: Vice President
CITIGROUP GLOBAL MARKETS INC.,
as Lead Arranger

By: /s/ Shane V. Azzara
Name: Shane V. Azzara
Title: Director

WELLS FARGO BANK, N.A.,
as Lender

By: /s/ Kristin Davis
Name: Kristin Davis
Title: Vice President

US BANK NATIONAL ASSOCIATION,
as Lender

By: /s/ Bruce B. Olson
Name: Bruce B. Olson
Title: Vice President

UBS AG, STAMFORD BRANCH,
as Lender

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director
By: /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By: /s/ Ryo Suzuki
Name: Ryo Suzuki
Title: General Manager

THE ROYAL BANK OF SCOTLAND PLC,
as Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By: /s/ Stephen G. Vollmer, Jr.
Name: Stephen G. Vollmer, Jr.
Title: Vice President

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By: /s/ Holly Neiweem
Name: Holly Neiweem
Title: Vice President

GOLDMAN SACHS LENDING PARTNERS LLC,
as Lender

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as Lender

By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Lender

By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director
By: /s/ Richard Teltelbaum
Name: Richard Teltelbaum
Title: Managing Director

BARCLAYS BANK PLC,
as Lender

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Vice President

BANK OF MONTREAL, CHICAGO BRANCH,
as Lender

By: /s/ Jack Kane
Name: Jack Kane
Title: Managing Director

APOLLO CREDIT STRATEGIES MASTER FUND LTD.,
as Lender
By: Apollo ST Fund Management LLC, its investment manager

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO A-N CREDIT FUND (DELAWARE), L.P.,
as Lender
By: Apollo A-N Credit Advisors (APO FC Delaware), L.P., its general partner
By: Apollo A-N Credit Advisors (APO FC-GP), LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO CREDIT FUNDING I LTD.,
as Lender
By: Apollo ST Fund Management LLC, its investment manager
By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO TR OPPORTUNISTIC LTD.,
as Lender

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Director

APOLLO FRANKLIN PARTNERSHIP, L.P.,
as Lender
By: Apollo Franklin Advisors (APO DC), L.P., its general partner
By: Apollo Franklin Advisors (APO DC-GP), LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO CENTRE STREET PARTNERSHIP, L.P.,
as Lender
By: Apollo Centre Street Advisors (APO DC), L.P., its general partner
By: Apollo Centre Street (APO DC-GP), LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO VALUE INVESTMENT MASTER FUND, L.P.,
as Lender
By: Apollo Value Advisors, L.P., its general partner
By: Apollo Value Capital Management, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

APOLLO SK STRATEGIC INVESTMENTS, L.P.,
as Lender
By: Apollo SK Strategic Advisors GP, L.P., its general partner
By: Apollo SK Strategic Advisors, LLC, its general partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President and Secretary

BRANCH BANKING AND TRUST COMPANY,
as Lender

By: /s/ John Rhea
Name: John Rhea
Title: Senior Vice President

BANK OF AMERICA, N.A.,
as Lender
By: /s/ Tyler D. Levings
Name: Tyler D. Levings
Title: Director

EXHIBIT A
[Form of]
ADMINISTRATIVE QUESTIONNAIRE

[On file with the Administrative Agent]

A-1

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Superpriority Secured Second Out Debtor-in-Possession Credit Agreement identified below (as may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: ________________________________

2.	Assignee: ________________________________
[and is an Affiliate/Approved Fund of [Identify Lender]]

3.	Borrower: Alpha Natural Resources, Inc.

4.	Administrative Agent: Citicorp North America, Inc., as Administrative Agent under the Credit Agreement

5.
Credit Agreement: The Superpriority Secured Second Out Debtor-in-Possession Credit Agreement, dated as of September 18, 2015, among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (“Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders and the other parties thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Participation Obligations / L/C Borrowings for all Lenders	Amount of Participation Obligations / L/C Borrowings Assigned	Percentage Assigned of Participation Obligations / L/C Borrowings [1]
Participation Obligations and L/C Borrowings			%

Effective Date: _____________, ___, 201__. 2

_______________________
1 Set forth, to at least 9 decimals, as a percentage of the applicable Participation Obligations of all Lenders thereunder.
2 To be completed by the Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] 3 Accepted:
CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:    ___________________________________
Name:
Title:

_______________________
3 Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

[Consented to:
[EACH ISSUING BANK],
as Issuing Bank

By:    ___________________________________
Name:
Title:] 4

_______________________
4 Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
I.Representations and Warranties.
A.Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
B.Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 of the First Out Facility thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) it has the capacity to make L/C Borrowings in Dollars; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

II.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
III.General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
[RESERVED.]

C-1

EXHIBIT D

[RESERVED.]

D-1

EXHIBIT E
[FORM OF]

Security and Intercreditor Agreement

[Attached seperately.]

E-1

EXHIBIT F-1
[FORM OF]
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-US Lenders That Are Not Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Participation Obligations and L/C Borrowings held by the undersigned pursuant to the SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of September 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and the other parties thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Participation Obligations and L/C Borrowings in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on Participation Obligations and L/C Borrowings are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in one of the two immediately preceding calendar years.
F-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

F-1-2

EXHIBIT F-2
[FORM OF]
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-US Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Participation Obligations and L/C Borrowings held by the undersigned pursuant to the SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of September 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and the other parties thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of 2.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Participation Obligations and L/C Borrowings in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Participation Obligations and L/C Borrowings, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on Participation Obligations and L/C Borrowings are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption and, if applicable, an Internal Revenue Service Form W-8IMY from each of its partners/members that is not a beneficial owner of such Participation Obligations and L/C Borrowings, together with a United States Tax Compliance Certificate executed by each such partner/member claiming, on behalf of any of its partners/members, the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect,

F-2-1

the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in one of the two immediately preceding calendar years.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

F-2-2

EXHIBIT F-3
[FORM OF]
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-US Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Participation Obligations and L/C Borrowings held by the undersigned pursuant to the SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of September 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and the other parties thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 2.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in one of the two immediately preceding calendar years.

F-3-1

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

F-3-2

EXHIBIT F-4
[FORM OF]
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-US Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Participation Obligations and L/C Borrowings held by the undersigned pursuant to the SUPERPRIORITY SECURED SECOND OUT DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of September 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession in the Cases (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto from time to time, each a debtor and debtor-in-possession in the Cases, the LENDERS party thereto from time to time, the ISSUING BANKS party thereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and the other parties thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 2.11(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption and, if applicable, an Internal Revenue Service Form W-8IMY from each of its partners/members that is not a beneficial owner of such Participation Obligations and L/C Borrowings, together with a United States Tax Compliance Certificate executed by each such partner/member claiming, on behalf of any of its partners/members, the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an

F-4-1

updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in one of the two immediately preceding calendar years.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

F-4-2

EXHIBIT G
[RESERVED.]

G-1

EXHIBIT H

[FORM OF]
13-WEEK PROJECTIONS

[Provided under separate cover.]

H-1

EXHIBIT I

[RESERVED.]

I-1

Schedule 1.01
Participation Obligations/Applicable Percentage

No.	Bank	Percentage Commitment	Amount
1	APOLLO CENTRE STREET PARTNERSHIP LP	1.369873904%	$2,618,757.68
2	APOLLO CREDIT FUNDING I LTD (FKA) STONE TOWER CREDIT FUNDING I LTD	3.691509901%	$7,056,977.93
3	APOLLO CREDIT STRATEGIES MASTER FUND LTD (FKA) STONE TOWER CREDIT STRATEGIES MASTER FUND LTD	4.339052661%	$8,294,871.12
4	APOLLO FRANKLIN PARTNERSHIP LP	0.292521661%	$559,207.20
5	APOLLO SK STRATEGIC INVESTMENTS LP	0.542647257%	$1,037,366.77
6	APOLLO TR OPPORTUNISTIC LTD	0.223725936%	$427,691.93
7	APOLLO VALUE INVESTMENT MASTER FUND (APOLLO CAPITAL)	0.583141651%	$1,114,779.01
8	APOLLO A-N CREDIT FUND (DELAWARE), L.P	1.342355614%	$2,566,151.58
9	BANK OF AMERICA, N.A.	5.932732402%	$11,341,473.48
10	BANK OF MONTREAL, CHICAGO BRANCH	5.872805813%	$11,226,913.14
11	BARCLAYS BANK PLC	5.880296636%	$11,241,233.18
12	BRANCH BANKING AND TRUST COMPANY	3.932682464%	$7,518,022.19
13	CITICORP NORTH AMERICA INC.	6.292291944%	$12,028,835.51
14	CITIBANK, N.A.	5.243576619%	$10,024,029.59

15	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	4.719218957%	$9,021,626.63
16	DEUTSCHE BANK TRUST COMPANY AMERICAS	5.033833554%	$9,623,068.41
17	GOLDMAN SACHS LENDING PARTNERS	0.559314839%	$1,069,229.82
18	JPMORGAN CHASE BANK, N.A.	5.932732402%	$11,341,473.48
19	MORGAN STANLEY SENIOR FUNDING, INC.	5.932732402%	$11,341,473.48
20	PNC BANK, N.A.	5.932732402%	$11,341,473.48
21	THE ROYAL BANK OF SCOTLAND PLC	7.910309869%	$15,121,964.64
22	SUMITOMO MITSUI BANKING CORP.	3.932682464%	$7,518,022.19
23	U.S. BANK NATIONAL ASSOCIATION	4.719218957%	$9,021,626.63
24	UBS AG, STAMFORD BRANCH	3.495717746%	$6,682,686.39
25	WELLS FARGO BANK, N.A.	6.292291942%	$12,028,835.51
	TOTAL	100%	$191,167,791.00

Schedule 2.01
Existing Letters of Credit
Alpha Natural Resources Letters of Credit as of September 15, 2015

Issued Under the Revolver (Obligor: Alpha Natural Resources, Inc.)
Issuing Bank	Issue Date	Number	Beneficiary	Applicant	Expiration Date	Amount	Purpose of LC
PNC	11/05/2007	18108238	U.S. Dept of Labor, Division of Longshore and Harbor Workers' Compensation	Cumberland Coal Resources, LP	11/02/2015	400,000	Workers' Comp
PNC	12/12/2013	18120739	Commonwealth of KY Dept of Workers' Claims	Alpha Natural Resources, Inc	12/12/2015	53,000,000	Workers' Comp
PNC	01/01/1996	00900665	Northern Continental	Alpha Natural Resources, LLC	01/01/2016	246,636	UMWA
PNC	01/02/2003	00254494	Travelers	Alpha Natural Resources, LLC	01/02/2016	13,521,518	Surety Bond
PNC	04/06/2011	18114826	Old Republic Insurance Company	Alpha Natural Resources, LLC	04/06/2016	50,000	Workers' Comp
PNC	04/08/2011	18114824	Steadfast Insurance Company (Zurich)	Alpha Natural Resources, LLC	04/08/2016	563,000	Surety Bond
PNC	04/10/2015	18123575	Atlantic Specialty Insurance Company (One Beacon)	Alpha Natural Resources, Inc	04/10/2016	6,000,000	Surety Bond
PNC	05/01/2015	18123702	Indemnity National Insurance Company	Alpha Natural Resources, Inc	05/01/2016	4,790,000	Surety Bond
PNC	05/23/2007	18104663	Greater Johnstown Water Authority	Alpha Natural Resources, LLC - on behalf of AMFIRE Mining Company, LLC	05/23/2016	50,000	Other
PNC	06/09/2015	18123897	Western Surety Co	Alpha Natural Resources, Inc	06/09/2016	5,000,000	Surety Bond
PNC	06/16/2015	18123957	Self-Insurance Division Bureau of Workers' Compensation (PA)	Foundation Coal Corporation	06/16/2016	14,200,000	Workers' Comp
Citi	07/09/2015	69604716	Aspen American Insurance Compnay	Alpha Natural Resources, Inc	07/09/2016	11,964,860	Surety Bond
Citi	07/10/2015	69604734	One Beacon	Alpha Natural Resources, Inc	07/10/2016	5,500,000	Surety Bond
PNC	08/06/2003	00259775	Travelers	Alpha Natural Resources, LLC	08/06/2016	34,400,000	Surety Bond
PNC	08/22/2011	18115584	Ace American Insurance Company	Alpha Natural Resources, LLC	08/24/2016 [1]	1,000,000	Workers' Comp
PNC	08/24/2009	18111936	Dominion Transmission	Alpha Natural Resources, LLC	08/24/2016	1,444,989	Other
PNC	08/25/2014	18122282	Liberty Mutual Insurance Company	Alpha Natural Resources, Inc	08/25/2016	10,000,000	Surety Bond
PNC	08/29/2014	18122315	Zurich American Insurance Company	Alpha Natural Resources, Inc	08/29/2016	20,500,000	Surety Bond
PNC	11/04/2010	18114013	United Mine Workers of America 1992 Benefit Plan	Cumberland Coal Resources	11/04/2016	978,588	UMWA
PNC	11/04/2010	18114014	United Mine Workers of America 1992 Benefit Plan	Warrick Holding Company	11/04/2016	4,463,316	UMWA
PNC	11/04/2010	18114015	United Mine Workers of America 1992 Benefit Plan	Emerald Coal Resources, LP	11/04/2016	588,744	UMWA
PNC	11/04/2010	18114016	United Mine Workers of America 1992 Benefit Plan	Maple Meadow Mining Company	11/04/2016	2,506,140	UMWA

Total issued under the Revolver: $ 191,167,791

[1] Extended post petition date for one year, original expiration was 8/24/2015.

Schedule 3.04
Governmental Approvals
None.